Exhibit 10.1
EXECUTION COPY
AMENDMENT NO. 11 AND JOINDER
TO
RECEIVABLES PURCHASE AGREEMENT
THIS AMENDMENT NO. 11 AND JOINDER TO RECEIVABLES PURCHASE AGREEMENT dated as of July 24, 2009 (this “Agreement”) is entered into among INSIGHT RECEIVABLES, LLC (the “Seller”), INSIGHT ENTERPRISES, INC. (“Insight” and the “Servicer”), JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as a Financial Institution and as Agent (in its capacity as Agent, the “Agent”), and JS SILOED TRUST (“JS Trust”), as assignee of Jupiter Securitization Company LLC. Capitalized terms used herein but not defined herein shall have the meanings provided in the Receivables Purchase Agreement defined below.
W I T N E S S E T H
WHEREAS, the parties hereto are parties to that certain Receivables Purchase Agreement dated as of December 31, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);
WHEREAS, the parties hereto have agreed to amend the Receivables Purchase Agreement on the terms and conditions hereafter set forth;
NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I AMENDMENT. SUBJECT TO THE FULFILLMENT OF THE CONDITIONS PRECEDENT SET FORTH IN SECTION 3 BELOW, THE RECEIVABLES PURCHASE AGREEMENT IS HEREBY AMENDED TO INCORPORATE SOLELY THE BLACKLINED CHANGES ON THE MARKED PAGES ATTACHED AS ANNEX A HERETO.
ARTICLE II JOINDER. PNC BANK, NATIONAL ASSOCIATION (THE “NEW MANAGING AGENT” AND THE “NEW FINANCIAL INSTITUTION”), MARKET STREET FUNDING LLC (THE “NEW CONDUIT” AND TOGETHER WITH THE NEW MANAGING AGENT AND NEW FINANCIAL INSTITUTION, THE “NEW PURCHASER GROUP”), THE SELLER, THE SERVICER AND THE AGENT HEREBY AGREE AS FOLLOWS:
Pursuant to Section 12.6 of the Receivables Purchase Agreement, the Seller has requested that the New Purchaser Group agree to become a “Purchaser Group” under the Receivables Purchase Agreement.

Each of the Seller, the Servicer and the Agent, by its signature hereto, hereby consents to the joinder of the New Purchaser Group to the Receivables Purchase Agreement.
By executing and delivering this Agreement, each of the New Managing Agent, the New Conduit and the New Financial Institution confirms to and agrees with each other party to the Receivables Purchase Agreement that (i) it has received a copy of the Receivables Purchase Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) it will, independently and without reliance upon the Agent, the other Managing Agents, the other Purchasers or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement or any Transaction Document; (iii) it appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Receivables Purchase Agreement, the Transaction Documents and any other instrument or document pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under the Receivables Purchase Agreement, the Transaction Documents, the Receivables, the Related Security and the Collections; (iv) it will perform all of the obligations which by the terms of the Receivables Purchase Agreement and the Transaction Documents are required to be performed by it as a Managing Agent, a Conduit and a Financial Institution, respectively; (v) its address for notices shall be the office set forth beneath its name on the signature pages of this Agreement; (vi) it is duly authorized to enter into this Agreement and (vii) in the case of the New Conduit and the New Financial Institution, it appoints and authorizes the New Managing Agent as its Managing Agent to take such action as agent on its behalf and to exercise such powers under the Receivables Purchase Agreement, the Transaction Documents and any other instrument or document pursuant thereto as are delegated to the Managing Agents by the terms thereof together with such powers that are reasonably incidental thereto.
On the date hereof, each of the New Managing Agent, the New Conduit and the New Financial Institution shall join in and be a party to the Receivables Purchase Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Managing Agent, a Conduit and a Financial Institution, respectively, under the Receivables Purchase Agreement.

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ARTICLE III CONDITIONS PRECEDENT. THIS AGREEMENT SHALL BECOME EFFECTIVE AS OF THE CLOSE OF BUSINESS ON THE DATE FIRST ABOVE WRITTEN, SUBJECT TO THE SATISFACTION OF THE CONDITIONS PRECEDENT THAT (A) THE MANAGING AGENTS SHALL HAVE RECEIVED: (I) COUNTERPARTS OF THIS AGREEMENT EXECUTED BY EACH OF THE PARTIES HERETO, (II) COUNTERPARTS OF AMENDMENT NO. 3 TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, DATED AS OF THE DATE HEREOF, EXECUTED BY EACH OF THE PARTIES THERETO, (III) A REAFFIRMATION OF PERFORMANCE UNDERTAKING IN THE FORM ATTACHED TO AMENDMENT NO. 3 TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, EXECUTED BY INSIGHT AND (IV) ALL FEES AND EXPENSES REQUIRED TO BE PAID ON THE DATE HEREOF PURSUANT TO THE TERMS OF THE FEE LETTERS AND (B) THE AGENT SHALL HAVE RECEIVED FOR THE RATABLE ACCOUNT OF THE PURCHASERS THEN PARTIES TO THE SECOND AMENDED AND RESTATED FEE LETTER, DATED AS OF SEPTEMBER 17, 2008, BY AND AMONG THE AGENT, JS TRUST AND THE BORROWER, ALL FEES ACCRUED AND UNPAID TO BUT NOT INCLUDING THE DATE HEREOF.
ARTICLE IV REPRESENTATIONS AND WARRANTIES. EACH OF THE SELLER AND THE SERVICER HEREBY REPRESENTS AND WARRANTS THAT (I) THIS AGREEMENT CONSTITUTES ITS LEGAL, VALID AND BINDING OBLIGATION, ENFORCEABLE AGAINST SUCH PARTY IN ACCORDANCE WITH ITS TERMS, EXCEPT AS ENFORCEABILITY MAY BE LIMITED BY APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM OR SIMILAR LAWS AFFECTING THE ENFORCEMENT OF CREDITORS’ RIGHTS GENERALLY AND BY GENERAL EQUITABLE PRINCIPLES (WHETHER ENFORCEMENT IS SOUGHT BY PROCEEDINGS IN EQUITY OR AT LAW) AND THE IMPLIED COVENANTS OF GOOD FAITH AND FAIR DEALING; AND (II) AFTER GIVING EFFECT TO THIS AGREEMENT, THE REPRESENTATIONS AND WARRANTIES OF EACH SUCH PARTY, RESPECTIVELY, SET FORTH IN ARTICLE V OF THE RECEIVABLES PURCHASE AGREEMENT ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS WITH THE SAME EFFECT AS IF MADE ON THE DATE HEREOF, EXCEPT TO THE EXTENT SUCH REPRESENTATIONS AND WARRANTIES EXPRESSLY RELATE TO AN EARLIER DATE. THE SELLER FURTHER REPRESENTS AND WARRANTS THAT AFTER GIVING EFFECT TO THIS AGREEMENT, NO EVENT HAS OCCURRED AND IS CONTINUING THAT CONSTITUTES AN AMORTIZATION EVENT OR A POTENTIAL AMORTIZATION EVENT.
ARTICLE V REFERENCE TO AND EFFECT ON THE RECEIVABLES PURCHASE AGREEMENT.
Upon the effectiveness of this Agreement, (i) each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement, as amended hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

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Except as specifically amended hereby, the terms and conditions of the Receivables Purchase Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent, any Purchaser or any Managing Agent under the Receivables Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.
ARTICLE VI COSTS AND EXPENSES. THE SELLER AGREES TO PAY ON DEMAND ALL REASONABLE COSTS AND EXPENSES OF THE AGENT, JS TRUST, THE FINANCIAL INSTITUTIONS AND THE NEW PURCHASER GROUP IN CONNECTION WITH THE PREPARATION, EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER INSTRUMENTS AND DOCUMENTS TO BE DELIVERED IN CONNECTION HEREWITH, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND OUT-OF-POCKET EXPENSES OF COUNSEL FOR THE AGENT, JS TRUST, THE FINANCIAL INSTITUTIONS AND THE NEW PURCHASER GROUP WITH RESPECT THERETO AND WITH RESPECT TO ADVISING THE AGENT, JS TRUST, THE FINANCIAL INSTITUTIONS AND THE NEW PURCHASER GROUP AS TO THEIR RESPECTIVE RIGHTS AND RESPONSIBILITIES HEREUNDER AND THEREUNDER.
ARTICLE VII EXECUTION IN COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY DIFFERENT PARTIES HERETO IN SEPARATE COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED AND DELIVERED SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE BUT ONE AND THE SAME INSTRUMENT.
ARTICLE VIII GOVERNING LAW. THIS Agreement SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.
ARTICLE IX SECTION TITLES. THE SECTION TITLES CONTAINED IN THIS AGREEMENT ARE AND SHALL BE WITHOUT SUBSTANCE, MEANING OR CONTENT OF ANY KIND WHATSOEVER AND ARE NOT A PART OF THE AGREEMENT BETWEEN THE PARTIES HERETO.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

INSIGHT RECEIVABLES, LLC

By: Insight Receivables Holding, LLC, its Sole Member

By:	/s/ Glynis Bryan

	Name:	Glynis Bryan
	Title:	Chief Financial Officer

INSIGHT ENTERPRISES, INC.

By:	/s/ Glynis Bryan

	Name:	Glynis Bryan
	Title:	Chief Financial Officer
Signature Page to
Amendment No. 11 and Joinder to Receivables Purchase Agreement

JS SILOED TRUST, as a Conduit

By: JPMorgan Chase Bank, N.A., its administrative trustee

By:	/s/ Joel C. Gedroic

	Name:	Joel C. Gedroic
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as a Financial Institution, as
Agent and as a Managing Agent

By:	/s/ Joel C. Gedroic

	Name:	Joel C. Gedroic
	Title:	Executive Director
Signature Page to
Amendment No. 11 to Receivables Purchase Agreement

MARKET STREET FUNDING LLC, as the New Conduit

By:	/s/ Doris J. Hearn

	Name:	Doris J. Hearn
	Title:	Vice President

Address:
c/o AMACAR Group, L.L.C.
6525 Morrison Blvd., Suite 318
Charlotte, NC 28211
Attention: Douglas K. Johnson
Fax: (704) 365-1362

PNC BANK, NATIONAL ASSOCIATION
as the New Financial Institution and the New Managing Agent

By:	/s/ Robin A. Reeher

	Name:	Robin A. Reeher
	Title:	Vice President

Address:
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222
Attention: William Falcon
Fax: (412) 762-5442
Signature Page to
Amendment No. 11 and Joinder to Receivables Purchase Agreement

ANNEX A
Blacklined Changes to the Receivables Purchase Agreement
(Attached)

CONFORMED COPY INCORPORATING
AMENDMENT NO. 1 DATED SEPTEMBER 3, 2003;
AMENDMENT NO. 2 DATED DECEMBER 23, 2003;
AMENDMENT NO. 3 DATED JULY 28, 2004;
AMENDMENT NO. 4 DATED DECEMBER 21, 2004;
AMENDMENT NO. 5 DATED MARCH 25, 2005;
AMENDMENT NO. 6 DATED DECEMBER 19, 2005;
AMENDMENT NO. 7 DATED SEPTEMBER 7, 2006;
OMNIBUS AMENDMENT DATED AUGUST 24, 2007;
AMENDMENT NO. 8 DATED JANUARY 22, 2008;
AMENDMENT NO. 9 DATED SEPTEMBER 17, 2008;
AMENDMENT NO.~~AND AMENDMENT NO.~~ 10 DATED FEBRUARY 6, 2009;
AND AMENDMENT NO. 11 DATED JULY 24, 2009
RECEIVABLES PURCHASE AGREEMENT
dated as of December 31, 2002
Among
INSIGHT RECEIVABLES, LLC, as Seller,
INSIGHT ENTERPRISES, INC., as Servicer,
THE ENTITIES PARTY HERETO FROM TIME TO TIME AS
~~FINANCIAL INSTITUTIONS~~CONDUITS,
~~JS TRUST SECURITIZATION CORPORATION~~
~~and~~
THE ENTITIES PARTY HERETO FROM TIME TO TIME AS
FINANCIAL INSTITUTIONS,
THE ENTITIES PARTY HERETO FROM TIME TO TIME AS
MANAGING AGENTS
and
JPMORGAN CHASE BANK, N.A.
(SUCCESSOR BY MERGER TO BANK ONE, NA (MAIN OFFICE CHICAGO),
as Agent

RECEIVABLES PURCHASE AGREEMENT
This Receivables Purchase Agreement dated as of December 31, 2002 is among Insight Receivables, LLC, an Illinois limited liability company (“Seller”), Insight Enterprises, Inc., a Delaware corporation (“Insight”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each a “Seller Party”), the entities ~~listed on Schedule A~~ from time to ~~this Agreement (together with any of their respective successors and assigns hereunder,~~ time party hereto as Conduits (the “Conduits”), the entities from time to time party hereto as Financial Institutions~~”), JS Siloed Trust (“JS Trust~~ (the “Financial Institutions” and together with the Conduits, the “Purchasers”), the entities from time to time party hereto as Managing Agents (the “Managing Agents”) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) (“~~JP Morgan~~ JPMorgan”), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.
~~JS Trust~~The Conduits may, in ~~its~~their absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.
In the event that ~~JS Trust~~a Conduit declines to make any purchase, the Financial Institutions in such Conduit’s Purchaser Group shall, ~~at~~subject to the ~~request~~terms and conditions of ~~Seller~~this Agreement, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to ~~JS Trust~~their related Conduit in accordance with the terms of ~~the~~a Liquidity Agreement.
~~JPMorgan~~ Each Managing Agent has been requested and is willing to act as Managing Agent on behalf of ~~JS Trust~~the Conduit and the Financial Institutions in its Purchaser Group in accordance with the terms hereof.
ARTICLE I
PURCHASE ARRANGEMENTS
Section 1.1 Purchase Facility.
(a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the ~~Agent~~Managing Agents for the benefit of one or more of the Purchasers~~.~~ in their respective Purchaser Group. In accordance with the terms and conditions set forth herein, ~~JS Trust~~each Conduit may, at its option, instruct its Managing Agent to cause the Agent to purchase on its behalf ~~of JS Trust~~, or if ~~JS Trust~~any Conduit shall decline to purchase, ~~the~~ its Managing Agent shall cause the Agent to purchase~~,~~ on behalf of the Financial Institutions~~,~~ in its Purchaser Group, its Purchaser Group’s Pro Rata Share of such Purchaser Interests from time to time in an aggregate amount not to exceed at such time ~~the lesser of (i) the~~its Purchaser Group’s Group Purchase Limit~~and (ii) the aggregate amount of the Back-Up Commitments during the period from the date hereof to but not including the Facility Termination Date~~.

(b) Seller may, upon at least 5 Business Days’ notice to the Agent and each Managing Agent, terminate in whole or reduce in part~~,ratably among the Financial Institutions,~~ the unused portion of the Purchase Limit~~;provided thet each partial reduction of~~. Upon any reduction of the Purchase Limit, the Group Purchase Limits shall be permanently reduced by a corresponding amount (ratably among the Purchaser Groups in accordance with their Pro Rata Shares) and the Commitments of each Financial Institution in each Purchaser Group shall be reduced ratably in accordance with their respective Percentages. Each reduction in the Purchase Limit shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000.
Section 1.2 Increases. Seller shall provide ~~the~~each Managing Agent with at least three Business Days’ prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $5,000,000 in the aggregate) and the date of purchase (which, in the case of any Incremental Purchase (after the initial Incremental Purchase hereunder), shall only be on a Settlement Date) ~~and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period.~~). Following receipt of a Purchase Notice, ~~the~~each Managing Agent will determine whether ~~JS Trust~~the Conduit in its Purchaser Group agrees to make the purchase of such Purchaser Group’s Pro Rata Share of such Incremental Purchase. If ~~JS Trust~~any Conduit declines to make a proposed purchase, the Managing Agent for the related Purchaser Group shall notify Seller and Seller may cancel the Purchase Notice with respect to all Purchaser Groups or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest allocable to such Purchaser Group will be made by the Financial Institutions~~.~~ in such declining Conduit’s Purchaser Group ratably based on their respective Back-Up Commitments. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, ~~JS Trust~~each Conduit or the Financial Institutions in its Purchaser Group, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of ~~JS Trust, the aggregate Purchase Price of the~~any Conduit, such Conduit’s Purchaser ~~Interests JS Trust is then purchasing~~Group’s Pro Rata Share of the aggregate Purchase Price for such Incremental Purchase or (ii) in the case of a Financial Institution, such Financial Institution’s ~~Back-Up Pro Rata Share of the aggregate Purchase Price of the~~Percentage of its related Purchaser ~~Interests the Financial Institutions are purchasing.~~Group’s Pro Rata Share of the aggregate Purchase Price for such Incremental Purchase.
Section 1.3 Decreases. Seller shall provide ~~the~~each Managing Agent with prior written notice in conformity with the Required Notice Period (a “Reduction Notice”) of any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced~~,~~ (the “Aggregate Reduction ”), which reduction shall be ~~applied~~ distributed ratably to each Purchaser Group in accordance with their Pro Rata Shares and shall be applied by each Managing Agent ratably to the Purchaser Interests of ~~JS Trust and the Financial Institutions~~the Purchasers in such Managing Agent’s Purchaser Group in accordance with the amount of Capital (if any) owing to ~~JS Trust, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on the amount of Capital owing to such Financial Institutions), on the other hand (the “Aggregate Reduction”).~~such Purchasers. Only one (1) Reduction Notice shall be outstanding at any time.

Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than noon (Chicago time) on the day when due in immediately available funds, and if not received before noon (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to ~~the~~its related Managing Agent, for the account of such Purchaser, at ~~1 Bank One Plaza, Chicago, Illinois 60670~~its address listed beneath its signature on its signature page to this Agreement until otherwise notified by ~~the~~such Managing Agent. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee ~~Letter~~Letters shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
ARTICLE II
PAYMENTS AND COLLECTIONS
Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to ~~the~~each Managing Agent when due, for the account of the ~~relevant Purchaser or~~related Purchasers in its Purchaser Group on a full recourse basis, (i) such fees as set forth in the applicable Fee ~~Letter~~Letters (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) except as otherwise provided in Section 8.6 of this Agreement, all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs and (ix) all Default Fees (collectively, the “Obligations”). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee ~~Letter~~Letters shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers, the Managing Agents and the Agent.
Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each a “Reinvestment”) with that portion of the balance of each and every Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to ~~the~~each Managing Agent’s respective account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage. If such Capital and Obligations shall be reduced to zero, any additional Collections received by the Servicer (i) if applicable, shall be remitted to ~~the~~each Managing Agent’s respective account no later than noon (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date of its becoming a Terminating Financial Institution (the “Termination Date”) until such Terminating Financing Institution’s Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”). Each Terminating Financial Institution’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.
Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent or any Managing Agent (i) remit to ~~the Agent’s account~~ each Managing Agent’s respective account, in accordance with the Pro Rata Shares of their Purchaser Groups, the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids.
Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:
first, to the payment of the Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer, second, to the reimbursement of the Agent’s and the Managing Agents’ costs and expenses (including reasonable fees of legal counsel) of collection and enforcement of this Agreement,

third, ratably to the payment of all accrued and unpaid fees under the Fee ~~Letter~~Letters, CP Costs and Yield, fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage), fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.
Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent, the Managing Agents and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.
Section 2.5 Payment ~~Recission.~~ Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent and each Managing Agent, as applicable (for application to the Person or Persons who suffered such ~~recission~~rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such ~~recission~~rescission, return or refunding.
Section 2.6 Maximum Purchaser Interests and Aggregate Capital. Seller shall ensure that at no time shall (i) the Purchaser Interests of the Purchasers exceed in the aggregate 100% or (ii) the Aggregate Capital exceed the Purchase Limit. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the ~~Agent~~Managing Agents within ~~three (3~~one (1) Business ~~Days~~Day after Seller’s knowledge thereof, an amount to be applied to reduce the Aggregate Capital (~~as~~ allocated ~~by the Agent~~to each Managing Agent based on its related Purchaser Group’s Pro Rata Share), such that after giving effect to such payment (and the application thereof to reduce the Aggregate Capital) the aggregate of the Purchaser Interests equals or is less than 100%. If the Aggregate Capital exceeds the Purchase Limit, Seller shall pay to the ~~Agent~~Managing Agents within one (1) Business Day, an amount to be applied to reduce the Aggregate Capital (~~as~~ allocated ~~by the Agent~~to each Managing Agent based on its related Purchaser Group’s Pro Rata Share), such that after giving effect to such payment the Aggregate Capital equals or is less than the Purchase Limit.

Section 2.7 Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing two (2) Business Days written notice to the ~~Agent~~Managing Agents), at any time following the reduction of the Aggregate Capital to a level that is less than 25.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind, on the part of, or against any Purchaser, any Managing Agent or the Agent.
ARTICLE III
CP FUNDING
Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of ~~JS Trust~~each Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest directly or indirectly funded substantially with Pooled Commercial Paper issued directly or indirectly by a Conduit will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by ~~the~~such Conduit or its Related CP Issuer and directly or indirectly funded substantially with Pooled Commercial Paper.
Section 3.2 CP Costs Payments. On each Settlement Date, Seller shall pay to ~~the~~each Managing Agent (for the benefit of ~~JS Trust~~the Conduits in its related Purchaser Group) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of ~~JS Trust~~such Conduits for the immediately preceding Accrual Period in accordance with Article II.
Section 3.3 Calculation of CP Costs. On the fifth (5th) Business Day immediately preceding each Settlement Date, ~~JS Trust~~each Conduit shall calculate the aggregate amount of CP Costs in respect of the Capital associated with all Purchaser Interests of such Conduit for the applicable Accrual Period and shall notify ~~Seller~~ its related Managing Agent of such aggregate amount. Upon receipt of such calculations from its Conduit for the applicable Accrual Period, such Managing Agent shall promptly forward to Seller a summary of such calculations.
ARTICLE IV
FINANCIAL INSTITUTION FUNDING
Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at ~~either~~a rate equal to the ~~LIBO Rate or the Prime~~Discount Rate in accordance with the terms and conditions hereof. Until ~~Seller~~ any Managing Agent gives notice to Seller of the ~~Agent~~suspension of ~~another Discount~~the LIBO Rate in accordance with Section 4.~~4, the initial~~ 5, and prior to the occurrence and continuation of an Amortization Event, the Discount Rate for any Purchaser Interest ~~transferred to the~~ held by a Financial ~~Institutions~~Institution pursuant to the terms and conditions hereof shall be the ~~Prime~~LIBO Rate. From and after the giving of the notice described in Section 4.5, and after the occurrence and continuation of an Amortization Event, the Discount Rate~~. If the~~ for any Purchaser Interest held by the applicable Financial ~~Institutions acquire~~Institution shall be the Alternate Base Rate. If a Financial Institution acquires by assignment from ~~JS Trust~~its related Conduit any Purchaser Interest pursuant to ~~the~~a Liquidity Agreement, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to ~~the~~  each Managing Agent (for the benefit of the Financial Institutions in its related Purchaser Group) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.
Section 4.3 Selection and Continuation of Tranche Periods.
(a) With consultation from (and approval by) ~~the~~each related Managing Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period with respect to Purchaser Interests held by each Financial Institution shall end on the date specified in clause (A) of the definition of Settlement Date.
(b) Seller or ~~the~~any Managing Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the “Terminating Tranche”) for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with~~a~~ new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of ~~JS Trust~~a Conduit be combined with a Purchaser Interest of ~~the~~a Financial ~~Institutions~~Institution and in no event may a Purchaser Interest of one Purchaser Group be combined with a Purchaser Interest of another Purchaser Group.
Section 4.4 ~~Financial Institution Discount Rates. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by noon (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate.~~ [Reserved]
~~Section 13.2 Suspension of the LIBO Rate.~~
Section 4.5 Suspension of the LIBO Rate. (a) If any Financial Institution notifies ~~the~~its related Managing Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests ~~of the Financial Institutions~~ at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then ~~the~~such Managing Agent shall suspend the availability of such LIBO Rate and ~~require Seller to select the Prime Rate for~~ any Purchaser Interest accruing Yield at such LIBO Rate shall accrue interest at the Alternate Base Rate.

(b) If less than all of the Financial Institutions give a notice to the  ~~Agent~~Managing Agents pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller, ~~JS Trust~~ or ~~the~~ such Financial Institution’s Managing Agent~~,~~ (on behalf of the related Conduit), to assign all of its rights and obligations hereunder to (i) another Financial Institution that is acceptable to such related Conduit or (ii) another funding entity nominated by Seller ~~or the Agent~~ that is acceptable to ~~JS Trust~~such related Conduit and willing to participate in this Agreement and the related Liquidity Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution’s ~~Pro Rata Share~~share of the Capital and Yield owing to ~~all of the Financial Institutions~~it and all accrued but unpaid fees and other costs and expenses payable in respect of its ~~Pro Rata Share of the~~ Purchaser Interests ~~of the Financial Institutions~~, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).
Section 4.6 Liquidity Agreement Fundings. The parties hereto acknowledge that ~~JS Trust~~a Conduit may put all or any portion of its Purchaser Interests to the Financial Institutions in its Purchaser Group at any time pursuant ~~to the~~ such Conduit’s related Liquidity Agreement to finance or refinance the necessary portion of its Purchaser Interests through a funding under ~~the~~ such Liquidity Agreement to the extent available. The fundings under the Liquidity Agreement will accrue interest at the Discount Rate in accordance with ~~this Article IV.~~ Section 4.1. Regardless of whether a funding of Purchaser Interests by the Financial Institutions constitutes the direct purchase of a Purchaser Interest hereunder, an assignment under the related Liquidity Agreement of a Purchaser Interest originally funded by ~~JS Trust~~ a Conduit or the sale of one or more participations under the related Liquidity Agreement in a Purchaser Interest originally funded by  ~~JS Trust~~a Conduit, each Financial Institution participating in a funding of a Purchaser Interest shall have the rights and obligations of a “Purchaser” hereunder with the same force and effect as if it had directly purchased such Purchaser Interest from Seller hereunder.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Section 5.1 Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Agent, the Managing Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:
(a) Corporate Existence and Power. Such Seller Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. Such Seller Party is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, and has and holds all corporate or limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or to so have or hold could not reasonably be expected to have a Material Adverse Effect.
(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller’s use of the proceeds of purchases made hereunder, are within its corporate or company powers and authority and have been duly authorized by all necessary corporate or company action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

(c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws or certificate of formation or limited liability company agreement, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound that is material to the operation of its business, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
(e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.
(f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not knowingly contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, that any such information constituting projections or pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the party providing the same to be reasonable at the time made, it being recognized by the Agent and the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

(h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable, its Collections and the Related Security.
(j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the ~~relevant Purchaser or~~ Purchasers (and the Agent for the benefit of such ~~Purchaser or~~ Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and Collections.
(k) Places of Business and Locations of Records; Jurisdiction of Organization. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent ~~has~~and the Managing Agents have been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller is an Illinois limited liability company. Seller’s Federal Employer Identification Number and Illinois organizational number are correctly set forth on Exhibit III.
(l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
(m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since June 30, 2002, no event has occurred that could reasonably be expected to have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

(n) Names. In the past five (5) years, Seller has not used any company names, trade names or assumed names other than the name in which it has executed this Agreement.
(o) Ownership of Seller. The Member owns, directly or indirectly, 100% of the issued and outstanding membership interests of Seller, free and clear of any Adverse Claim other than the Adverse Claim in favor of (i) the Administrative Agent as contemplated by the Credit Agreement and (ii) the Floorplan Collateral Agent as contemplated by the Floorplan Credit Agreement.
(p) ~~Not a Holding Company or an Investment Company. Such Seller Party is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute.~~  Not an Investment Company. Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
(q) Compliance with Law. Such Seller Party has complied in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.
(r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the ~~Agent has~~Managing Agents have been notified in accordance with Section 7.1(a)(vii).
(s) Payments to Originators. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
(t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(u) Eligible Receivables. Each Receivable included in the Net Eligible Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date and, as of the date of each Report or any other report delivered pursuant to Section 8.5 or Section 6.2(a)(ii), each Receivable included in the Net Eligible Receivables Balance on such Report or other report was an Eligible Receivable.

(v) Net Eligible Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Eligible Receivables Balance is equal to or greater than the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.
(w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.
(x) Purpose. Seller has determined that, from a business viewpoint, the purchase of the Receivables and related interests thereto from Insight under the Receivables Sale Agreement, and the sale of Purchaser Interests to the Purchasers and the other transactions contemplated herein, are in the best interests of Seller.
(y) Financial Statements. The September 30, 2002 consolidated financial statements of Insight and its Subsidiaries heretofore delivered to the Agent, the Managing Agents and the Purchasers were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared (except for the absence of footnotes and subject to year end audit adjustments) and fairly present in all material respects the consolidated financial condition and operations of Insight and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.
Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and ~~JS Trust~~the Managing Agent in its related Purchaser Group:
(a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.
(b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.
(c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.
(d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

ARTICLE VI
CONDITIONS OF PURCHASES
Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Agent and the Managing Agents shall have received on or before the date of such purchase those documents listed on Schedule B and (b) the Agent and the Managing Agents shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee ~~Letter~~Letters.
Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each ~~purchase of a Purchaser Interest~~ Incremental Purchase and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such ~~purchase~~Incremental Purchase or Reinvestment: (i) the Servicer shall have delivered to the Agent and the Managing Agents on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Reports as and when due under Section 8.5 and (ii) upon the Agent’s or any Managing Agent’s reasonable request, the Servicer shall have delivered to the Agent and the Managing Agents at least three (3) days prior to such purchase or Reinvestment an interim report in the form of a Monthly Report~~or~~,Weekly Report or Daily Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) ~~the~~each Managing Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):
(i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date);
(ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and
(iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.
It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent or any Managing Agent, which right may be exercised at any time on demand of the Agent or any such Managing Agent within thirty (30) days after the Agent or any such Managing Agent shall have obtained knowledge of such failure, to rescind the related purchase and direct Seller to pay to the applicable Managing Agent for the benefit of the Purchasers in its Purchaser Group an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

ARTICLE VII
COVENANTS
Section 7.1 Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:
(a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent and the Managing Agents:
(i) Annual Reporting. Within 90 days after the end of each of its respective fiscal years, audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for Insight and its consolidated subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Insight and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, that the Seller Parties shall be deemed to have delivered the foregoing to the Agent and the Managing Agents if such information has been filed with the Securities and Exchange Commission and is available on the EDGAR site at www.sec.gov or any successor government site that is freely and readily available to the Agent and the Managing Agents without charge, or has been made available on Insight’s website www.insight.com, and the delivery date therefor shall be deemed to be the first day on which such information is available to the Agent and the Managing Agents on one of such web pages; provided, further, that Insight will promptly notify the Agent and the Managing Agents of each posting to such sites upon the occurrence thereof. In order to provide such notices promptly, Insight agrees that it shall register the Agent and the Managing Agents in the appropriate Insight databases necessary to cause such notices to be sent automatically (including, without limitation, by e-mail to e-mail addresses agreed upon by the Agent and the Managing Agents) on the applicable filing dates.

(ii) Within 45 days after the end of each of the first three fiscal quarters of its respective fiscal years, unaudited consolidated balance sheets of Insight and related unaudited consolidated statements of operations, stockholders’ equity, and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, together with internally prepared balance sheets~~,~~ and statements of income ~~and retained earnings and statements of cash flows~~ for Seller, all certified by an Authorized Officer of Insight or Seller, as applicable, as presenting fairly in all material respects the financial condition and results of operations of Insight and its consolidated Subsidiaries on a consolidated basis or ~~the~~ Seller, as applicable, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, that the foregoing shall be deemed to have been delivered to the Agent and the Managing Agents if such information has been filed with the Securities and Exchange Commission and is available on the EDGAR site at www.sec.gov or any successor government site that is freely and readily available to the Agent and the Managing Agents without charge, or has been made available on Insight’s website www.insight.com, and the delivery date therefor shall be deemed to be the first day on which such information is available to the Agent and the Managing Agents on one of such web pages; provided, further, that Insight will promptly notify the Agent and the Managing Agents of each posting to such sites upon the occurrence thereof. In order to provide such notices promptly, Insight agrees that it shall register the Agent and the Managing Agents in the appropriate Insight databases necessary to cause such notices to be sent automatically (including, without limitation, by e-mail to e-mail addresses agreed upon by the Agent and the Managing Agents) on the applicable filing dates.
(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of ~~Exhibit V~~Exhibits V-A and V-B, as applicable, signed by such Seller Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(iv) Statements and Reports. Promptly upon the furnishing thereof to the shareholders or members of such Seller Party copies of all financial statements, reports and proxy statements so furnished; provided, that the Seller Parties shall be deemed to have delivered the foregoing to the Agent and the Managing Agents if such information has been filed with the Securities and Exchange Commission and is available on the EDGAR site at www.sec.gov or any successor government site that is freely and readily available to the Agent and the Managing Agents without charge, or has been made available on Insight’s website www.insight.com, and the delivery date therefor shall be deemed to be the first day on which such information is available to the Agent and the Managing Agents on one of such web pages; provided, further, that Insight will promptly notify the Agent and the Managing Agents of each posting to such sites upon the occurrence thereof. In order to provide such notices promptly, Insight agrees that it shall register the Agent and the Managing Agents in the appropriate Insight databases necessary to cause such notices to be sent automatically (including, without limitation, by e-mail to e-mail addresses agreed upon by the Agent and the Managing Agents) on the applicable filing dates.

(v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Insight or any of its Subsidiaries files with the Securities and Exchange Commission; provided, that the Seller Parties shall be deemed to have delivered the foregoing to the Agent and the Managing Agents if such information has been filed with the Securities and Exchange Commission and is available on the EDGAR site at www.sec.gov or any successor government site that is freely and readily available to the Agent and the Managing Agents without charge, or has been made available on Insight’s website www.insight.com, and the delivery date therefor shall be deemed to be the first day on which such information is available to the Agent and the Managing Agents on one of such web pages; provided, further, that Insight will promptly notify the Agent and the Managing Agents of each posting to such sites upon the occurrence thereof. In order to provide such notices promptly, Insight agrees that it shall register the Agent and the Managing Agents in the appropriate Insight databases necessary to cause such notices to be sent automatically (including, without limitation, by e-mail to e-mail addresses agreed upon by the Agent and the Managing Agents) on the applicable filing dates.
(vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent ~~or JS Trust~~, any Managing Agent or any Purchaser, copies of the same.
(vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting ~~the~~each Managing Agent’s consent thereto.
(viii) [Reserved].
(ix) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent or any Managing Agent may from time to time reasonably request in order to protect the interests of the Agent, the Managing Agents and the Purchasers under or as contemplated by this Agreement.
(b) Notices. Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.
(ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $10,000,000, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, if adversely determined to the Servicer, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

(iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
(iv) Termination Date. The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement.
(v) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.
(c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with (i) all applicable laws, rules and regulations to which it may be subject except (A) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and (B) where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and (ii) all applicable orders, writs, judgments, injunctions, decrees and awards to which it may be subject which have not been stayed by appropriate proceedings. Such Seller Party will preserve and maintain its corporate or limited liability company existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing or active status as a foreign corporation or limited liability company in each jurisdiction where its business is conducted except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.
(d) Audits. Such Seller Party will furnish to the Agent and each Managing Agent from time to time such information with respect to it and the Receivables as the Agent or any Managing Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent or any Managing Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, ~~or its~~the Managing Agents or their agents or representatives (and cause each Originator to permit the Agent, the Managing Agents or ~~its~~their agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters. To the extent it is reasonably possible to do so, any such visitations, examinations and discussions shall be conducted concurrently so as to minimize interference with the operations of such Seller Party.
(e) Keeping and Marking of Records and Books.
(i) The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agent and each Managing Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Such Seller Party will (and will cause each Originator to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent and the Managing Agents, describing the Purchaser Interests and (B) upon the request of the Agent or any Managing Agent (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.
(f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will (and will cause each Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
(g) Performance and Enforcement of Receivables Sale Agreement. Seller will perform its obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent, the Managing Agents and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent or any Managing Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.
(h) Ownership. Seller will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased by Seller under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent, the Managing Agents and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent or any Managing Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Managing Agents and the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Managing Agents and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (for the benefit of the Managing Agents and the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Managing Agents and the Purchasers as the Agent or any Managing Agent may reasonably request).

(i) Purchasers’ Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from Insight, each Originator and any Affiliate thereof (each an “Insight Entity”). Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Managing Agent may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of any Insight Entity and not just a division of an Insight Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:
(A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Insight Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller’s employees);
(B) compensate all employees, consultants and agents, if any, directly, from Seller’s own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of an Insight Entity, allocate the compensation of such employee, consultant or agent between Seller and such Insight Entity, as applicable, on a basis that reflects the services rendered to Seller and such Insight Entity, as applicable;
(C) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of an Insight Entity, Seller shall lease such office at a fair market rent;
(D) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;
(E) conduct all transactions with each Insight Entity (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and such Insight Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;
(F) at all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director;
(G) observe all limited liability company formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

(H) maintain Seller’s books and records separate from those of any Insight Entity and otherwise readily identifiable as its own assets rather than assets of any Insight Entity;
(I) prepare its financial statements separately from those of any Insight Entity and insure that any consolidated financial statements of each Insight Entity thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;
(J) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Insight Entity and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;
(K) pay all of Seller’s operating expenses from Seller’s own assets (except for certain payments by an Insight Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));
(L) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originators thereunder for the purchase of Receivables from the Originators under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;
(M) maintain its limited liability company agreement in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its certificate of formation or limited liability company agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

(N) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent~~;~~ and each Managing Agent;
(O) maintain its limited liability company separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;
(P) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of membership interests or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and
(Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Quarles & Brady LLP, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.
(j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes (other than collections with respect to Excluded Receivables, which such Seller Party will cause to be directly deposited into a separate account of Insight Direct identified by Insight Direct) to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent, the Managing Agents and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement. Each Seller Party will cause each Government Contract Payment under a Government Contract Sale Receivable to be made to an account other than a Collection Account. Each Seller Party will cause each payment under an Excluded Receivable to be made to an account other than a Collection Account.
(k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing except for taxes being diligently contested in good faith and for which adequate reserves have been established. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of ~~JS Trust~~the Conduits, the Agent, the Managing Agents or any Financial Institution.

(l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller’s own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. The Agent, for the benefit of the Purchasers, shall be named as an additional insured with respect to all such liability insurance maintained by Seller. Seller will pay or cause to be paid, the premiums therefor and deliver to the Agent and each Managing Agent evidence satisfactory to the Agent and the Managing Agents of such insurance coverage. Copies of each policy shall be furnished to the Agent, any Managing Agent and any Purchaser in certificated form upon the Agent’s, such Managing Agent’s or such Purchaser’s request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller’s obligations hereunder.
(m) Payment to the Originators. With respect to any Receivable purchased by Seller from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Originator in respect of the purchase price for such Receivable.
Section 7.2 Negative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:
(a) Name Change, Offices and Records. Such Seller Party will not change its name, identity, corporate or limited liability company structure (within the meaning of Section 9-507 of the UCC) or jurisdiction of organization or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent and the Managing Agents at least thirty (30) days’ prior written notice thereof and (ii) delivered to the Agent and the Managing Agents all financing statements, instruments and other documents requested by the Agent or any Managing Agent in connection with such change or relocation.
(b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent and the Managing Agents shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.
(c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables without ~~the~~each Managing Agent’s prior written consent. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent, the Managing Agents and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent, the Managing Agents and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable.
(e) Net Eligible Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Eligible Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.
(f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to the Originators in respect thereof, without the prior written consent of the Agent and each Managing Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.
ARTICLE VIII
ADMINISTRATION AND COLLECTION
Section 8.1 Designation of Servicer.
(a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Insight is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may, at any time following the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, designate as Servicer any Person to succeed Insight or any successor Servicer.
(b) Without the prior written consent of the Agent and ~~the Required Financial Institutions~~each Managing Agent, Insight shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller, (ii) the applicable Originator with respect to the Receivables originated by such Originator and (iii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. Neither ~~the~~ Seller nor any Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Insight. If at any time the Agent, in accordance with Section 8.1(a), shall designate as Servicer any Person other than Insight, all duties and responsibilities theretofore delegated by Insight to Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Insight and to Seller.

(c) Notwithstanding the foregoing subsection (b), (i) unless the Agent shall have designated a Person other than Insight to act as Servicer pursuant to this Section 8.1, Insight shall be and remain primarily liable to the Agent, the Managing Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent, the Managing Agents and the Purchasers shall be entitled to deal exclusively with Insight in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent, the Managing Agents and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Insight in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Insight, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.
Section 8.2 Duties of Servicer.
(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.
(b) The Servicer will instruct all Government Contract Sale Obligors to make all Government Contract Payments to locations other than a Lock-Box or Collection Account. The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances, and in the case of Excluded Receivables, to a collection account of Insight Direct identified by Insight Direct. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections. The Servicer will instruct all Obligors with respect to all Excluded Receivables to make all payments with respect to Excluded Receivables to locations other than a Lock-Box or Collection Account.
(c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent, the Managing Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Amortization Event, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
(e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.
(f) Any payment by an Obligor in respect of any indebtedness owed by it to any Originator, Insight or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
Section 8.3 Collection Notices. Following the occurrence and during the continuance of an Amortization Event or a Potential Amortization Event, the Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.
Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent, the Managing Agents and the Purchasers of their rights hereunder shall not release the Servicer, any of the Originators, Insight or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

Section 8.5 Reports. The Servicer shall prepare and forward to the Agent and each Managing Agent (i) on Wednesday of each week (or if such day is not a Business Day, the immediately succeeding Business Day) and, following the occurrence and during the continuance of an Amortization Event or a Potential Amortization Event (but not before), at such times as the Agent or any Managing Agent shall request, a Weekly Report, (ii) on the twelfth (12th) day of each month (or if such day is not a Business Day, the immediately succeeding Business Day) and, following the occurrence and during the continuance of an Amortization Event or a Potential Amortization Event (but not before), at such times as the Agent or any Managing Agent shall request, a Monthly Report, ~~and~~ (iii) at such times as the Agent or any Managing Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables and (iv) upon not less than ten (10) Business Days notice by the Agent, on each Business Day, a Daily Report.
Section 8.6 Servicing Fees. In consideration of Insight’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Insight shall continue to perform as Servicer hereunder, Seller shall pay over to Insight a fee (the “Servicing Fee”) on the first day of each month, in arrears for the immediately preceding month, equal to 1.0% per annum times the average daily Net Eligible Receivables Balance during such period, as compensation for its servicing activities.
ARTICLE IX
AMORTIZATION EVENTS
Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:
(a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for three (3) consecutive Business Days after such Seller Party has notice thereof.
(b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.
(c) (i) The failure of ~~the~~ Seller to pay any Indebtedness when due; or (ii) the failure of the Servicer, Insight or any Originator to pay any “Specified Indebtedness” when due; or the default by any Seller Party, Insight or any Originator in the performance of any term, provision or condition contained in any agreement under which any Specified Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Specified Indebtedness to cause, such Specified Indebtedness to become due prior to its stated maturity; or any such Specified Indebtedness of the Servicer, Insight or any Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof. “Specified Indebtedness” means Indebtedness which, individually or in the aggregate with other Indebtedness, has an aggregate principal amount or face value in excess of $25,000,000.

(d) (i) Any Seller Party, any Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party, any Originator or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceeding instituted against such Person, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or an order for relief shall have been entered in such proceedings or a receiver, trustee or similar official shall have been appointed in such proceedings; or (iii) any Seller Party, any Originator or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).
(e) Seller, Insight or any Originator shall (i) fail to perform or observe any term, covenant or agreement under the Receivables Sale Agreement, or (ii) fail to enforce its rights under the Receivables Sale Agreement after the occurrence of any such failure described in clause (i).
(f) Seller shall fail to comply with the terms of Section 2.6 hereof.
(g) As at the end of any Fiscal Month:
(i)	the weighted average of the Default Ratios for the three most recently ended Fiscal Months shall exceed 0.5%;
(ii)	the weighted average of the Delinquency Ratios for the three most recently ended Fiscal Months shall exceed (x) 13.5%;
(iii)	the weighted average of the Dilution Trigger Ratios for the three most recently ended Fiscal Months shall exceed ~~5.25~~6.50%.
For purposes of this Section 9.1(g), the “weighted average” of each of the ratios referenced above for any three Fiscal Month Period shall be determined by adding the numerators of such ratio for each of such three Fiscal Months and dividing that sum by the sum of the denominators of such ratio for each of such three Fiscal Months.
(h) A Change of Control shall occur.

(i) (i) (w) One or more judgments for the payment of money shall be rendered against ~~the~~ Seller, (x) one or more nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect shall be rendered against ~~the~~ Seller, (y) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by a valid and binding policy of insurance in favor of the Servicer, the applicable Originator or the applicable Subsidiary with respect to which the related insurer has been notified of a claim for payment and has not disputed such claim) shall be rendered against the Servicer, any Originator, any of their Subsidiaries or any combination of the foregoing and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Servicer, any Originator or any of their Subsidiaries to enforce any such judgment, or (z) one or more nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, shall be rendered against the Servicer, any Originator, any of their Subsidiaries or any combination of the foregoing and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Servicer, any Originator or any of their Subsidiaries to enforce any such judgment~~;~~.
(j) A “Termination Date” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.
(k) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.
(l) The Total Leverage Ratio, as of the last day of each Fiscal Quarter of Insight, shall exceed the following ratios for the following periods:

Maximum Total
Period	Leverage Ratio
April 1, 2008 through September 30, 2009	3.00 to 1.00
October 1, 2009 through September 30, 2010	2.75 to 1.00
October 1, 2010 and thereafter	2.50 to 1.00
(m) The Fixed Charge Coverage Ratio, as of the last day of each Fiscal Quarter of Insight, shall be less than 1.25 to 1.00.
(n) The Asset Coverage Ratio, as of the last day of each Fiscal Quarter of Insight, shall be less than 1.50 to 1.00.
(o) ~~The~~ Seller shall fail to deliver to the Agent by November 1, 2003, an amendment to the Intercreditor Agreement in form and substance reasonably acceptable to the Agent, duly executed by each of JPMorgan, in its capacity as “Administrative Agent” under the Credit Agreement, the Agent, IBM Credit Corporation, Hewlett Packard Company, Compaq Computer Corporation and Textron Financial Corporation.
(p) Seller shall fail to deliver to the Agent and the Managing Agents fully executed Collection Account Agreements with respect to each of the Collection Accounts on or before September 30, 2009.

Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent, the Managing Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE X
INDEMNIFICATION
Section 10.1 Indemnities by The Seller Parties. Without limiting any other rights that the Agent, the Managing Agents or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent, each Managing Agent, each Purchaser and ~~the~~any Related CP Issuer and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Agent, such Managing Agent, such Purchaser or ~~the~~such Related CP Issuer) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):
(a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from bad faith, gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c) taxes imposed by the United States or the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections; provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller or Servicer, as applicable, shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:
(i) any representation or warranty made by any Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(ii) the failure by Seller, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii) any failure of Seller, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of an Obligor) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
(vi) the commingling of Collections of Receivables at any time with other funds;
(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any Amortization Event described in Section 9.1(d);
(x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Insight, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to an Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);
(xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;
(xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;
(xiv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and
(xv) the failure of any Receivable included in the calculation of the Net Eligible Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.
Section 10.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (including, without limitation, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board), or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a “Regulatory Change”): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Managing Agent within six (6) months after ~~the~~such Managing Agent has knowledge of the event giving rise to such demand, together with a certificate setting forth in reasonable detail ~~the~~such Managing Agent’s computations supporting such demand, Seller shall pay to ~~the~~such Managing Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.
Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent, the Managing Agents and ~~JS Trust~~the Purchasers all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of ~~JS Trust’s~~ auditors auditing the books, records and procedures of Seller (provided, that prior to the occurrence of any Amortization Event or Potential Amortization Event, Seller shall only be required to pay for the cost of one such audit per calendar year), reasonable fees and out-of-pocket expenses of legal counsel for ~~JS Trust~~ each Purchaser, each Managing Agent and the Agent (which such counsel may be employees of ~~JS Trust~~such Purchaser, such Managing Agent or the Agent) with respect thereto and with respect to advising ~~JS Trust~~such Purchaser, such Managing Agent and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent, such Managing Agent and each Purchaser any and all reasonable costs and expenses of the Agent ~~and the Purchasers~~, each Managing Agent and such Purchaser, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.
Section 10.4 [Reserved.]
ARTICLE XI
THE ~~AGENT~~AGENTS AND THE MANAGING AGENTS
Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints (i) JPMorgan to act as its agent hereunder and under each other Transaction Document, and (ii) the Managing Agent in its Purchaser Group to act as its agent hereunder and under each other Transaction Document, authorizes the Agent and such Purchaser’s Managing Agent, as the case may be, to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent or such Managing Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. ~~The~~Neither the Agent nor the Managing Agents shall ~~not~~ have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent~~,~~ or the Managing Agents. In performing its functions and duties hereunder and under the other Transaction Documents, (x) the Agent shall act solely as agent for the Purchasers, (ii) each Managing Agent shall act solely as agent for the Conduit and ~~does not assume~~Financial Institutions in its Purchaser Group, and (iii) neither the Agent nor any Managing Agent shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns. ~~The~~Neither the Agent nor any Managing Agent shall ~~not~~ be required to take any action that exposes the Agent or such Managing Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent and the Managing Agents hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to file each of the Uniform Commercial Code financing statements and to execute the Collection Account Agreements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).
Section 11.2 Delegation of Duties. The Agent and the Managing Agents may execute any of ~~its~~their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. ~~The~~Neither the Agent nor any Managing Agent shall ~~not~~ be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 11.3 Exculpatory Provisions. ~~Neither~~ None of the Agent ~~nor~~, the Managing Agents or any of ~~its~~their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. ~~The~~Neither the Agent nor any Managing Agent shall ~~not~~ be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. ~~The~~Neither the Agent nor any Managing Agent shall ~~not~~ be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent or such Managing Agent, as applicable, has received notice from Seller or a Purchaser. No Managing Agent shall have any responsibility hereunder to any Purchaser other than the Purchasers in its Purchaser Group.

Section 11.4 Reliance by Agent~~.~~ and the Managing Agents. (a) The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of ~~JS Trust or~~the Managing Agents, the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of ~~JS Trust~~the Managing Agents or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.
(b) Each Managing Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by such Managing Agent. Each Managing Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Purchasers in its related Purchaser Group as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until such Managing Agent shall have received such advice, such Managing Agent may take or refrain from taking any action, as such Managing Agent shall deem advisable and in the best interests of the Purchasers in its related Purchaser Group. Each Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Purchasers in its related Purchaser Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.
Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that ~~neither~~ none of the Agent, ~~nor~~the Managing Agents or any of ~~its~~their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any Managing Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent~~.~~ or such Managing Agent. Each Purchaser represents and warrants to the Agent and the Managing Agents that it has and will, independently and without reliance upon the Agent, any Managing Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent, and ~~its~~the Financial Institutions in each Purchaser Group agree to reimburse the Managing Agent for such Purchaser Group, and their respective officers, directors, employees, representatives and agents ratably according to their ~~Pro Rata Shares,~~(a) Percentages (in the case of any reimbursement and indemnity obligations owing to its Managing Agent) or (b) Back-Up Commitments (in the case of any reimbursement and indemnity obligations owing to the Agent), to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, in its capacity as Agent, or any Managing Agent, acting in its capacity as a Managing Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent, or any Managing Agent, acting in its capacity as a Managing Agent, and acting on behalf of ~~the~~its related Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.
Section 11.7 Agent and the Managing Agents in ~~its~~their Individual ~~Capacity.~~Capacities. The Agent ~~and its~~, each Managing Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though ~~the Agent~~it were not the Agent or a Managing Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent and each Managing Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent or a Managing Agent, and the terms “Financial Institution,” “Purchaser,” “Financial Institutions” and “Purchasers” shall include the Agent and each Managing Agent in its individual capacity.
Section 11.8 Successor Agent. The Agent may, upon five days’ notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the ~~Purchasers~~Managing Agents a successor ~~agent.~~Agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the ~~Purchasers~~Managing Agents shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable ~~Purchasers~~Managing Agents and for all purposes shall deal directly with the ~~Purchasers.~~Managing Agents. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

Section 11.9 Successor Managing Agent. A Managing Agent may, upon five days’ notice to Seller, the Agent and the Purchasers in its Purchaser Group, and a Managing Agent will, upon the direction of all of the Purchasers in such Managing Agent’s Purchaser Group (other than such Managing Agent, in its individual capacity) resign as Managing Agent. If a Managing Agent shall resign, then the Financial Institutions in such Managing Agent’s Purchaser Group shall appoint a successor managing agent during such five-day period. If for any reason no successor Managing Agent is appointed by such Financial Institutions during such five-day period, then effective upon the termination of such five-day period, the Purchasers in such Managing Agent’s Purchaser Group shall perform all of the duties of the resigning Managing Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with such Purchasers. After the effectiveness of any retiring Managing Agent’s resignation hereunder, the retiring Managing Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement and under the other Transaction Documents.
ARTICLE XII
ASSIGNMENTS; PARTICIPATIONS
Section 12.1 Assignments.
(a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by ~~JS Trust~~any Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to (i) the Financial Institutions pursuant to ~~the~~a Liquidity Agreement, (ii) to any commercial paper issuing conduit for which ~~JPMorgan~~a Managing Agent serves as administrative agent or in a similar capacity or (iii) with the prior written consent of ~~the~~ Seller (which consent shall not be unreasonably withheld), to any other Person~~, and upon~~. Upon such assignment, ~~JS Trust~~ any such Conduit shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of ~~JS Trust~~any Conduit of this Agreement ~~or~~of all or any of the Purchaser Interests of ~~JS Trust~~such Conduit shall have all of the rights and benefits under this Agreement as if the term “~~JS Trust~~Conduit” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of ~~JS Trust~~ such Conduit hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.
(b) Any Financial Institution may at any time and from time to time assign to one or more Persons ~~(“~~(each a “Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (~~the~~an “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of ~~JS Trust~~the Conduit in such Financial Institution’s Purchaser Group shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by ~~Standard & Poor’s Ratings Group~~ S&P and P-1 by Moody’s  ~~Investor Service, Inc.~~ and (ii) agree to deliver to  ~~the~~its related Managing Agent and Conduit, promptly following any request therefor by the such Managing Agent ~~or JS Trust~~, an enforceability opinion in form and substance satisfactory to  ~~the~~such Managing Agent and ~~JS Trust.~~such Conduit. Upon delivery by a Financial Institution of the executed Assignment Agreement to its related Managing Agent and the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers, the related Managing Agent or the Agent shall be required.

(c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by ~~Standard & Poor’s Ratings Group~~S&P and P-1 by Moody’s ~~Investor Service, Inc.~~ (an “Affected Financial Institution”), such Affected Financial Institution shall be obliged, at the request of ~~JS Trust or the~~the Conduit in its Purchaser Group or the applicable Managing Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by ~~the~~ such Managing Agent and acceptable to ~~JS Trust~~the related Conduit, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution’s Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.
Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in ~~its Pro Rata Share of~~ the Purchaser Interests of ~~the~~such Financial Institutions or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, ~~JS Trust~~the Conduits, the Managing Agents and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution’s rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).
Section 12.3 Extension of Liquidity Termination Date. ~~The~~ Seller may advise the ~~Agent~~Managing Agents in writing of its desire to extend the Liquidity Termination Date for an additional 364 days, provided such request is made not more than 60 days prior to, and not less than 45 days prior to, the then current Liquidity Termination Date. ~~The~~Each Managing Agent, upon being so advised by ~~the~~ Seller, shall promptly notify each Financial Institution in its related Purchaser Group of any such request and each such Financial Institution shall notify ~~the~~its related Managing Agent, Seller and the ~~Seller~~Agent of its decision to accept or decline the request for such extension no later than 30 days prior to the then current Liquidity Termination Date (it being understood that each Financial Institution may accept or decline such request in its sole discretion and on such terms as it may elect, and the failure to so notify ~~the~~its related Managing Agent, Seller and the ~~Seller~~Agent shall be deemed an election not to extend by such Financial Institution). In the event that at least one Financial Institution agrees to extend the Liquidity Termination Date, the Seller Parties, the Agent, the extending Financial Institutions and the applicable Managing Agent or Managing Agents shall enter into such documents as such extending Financial Institutions may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Financial Institutions, the Managing Agents and the Agent (including reasonable attorneys’ fees) shall be paid by ~~the~~ Seller. In the event that any Financial Institution declines the request to extend the Liquidity Termination Date (each such Financial Institution being referred to herein as a “Non-Renewing Financial Institution”), and the Commitment of such Non-Renewing Financial Institution is not assigned to another Person in accordance with the terms of this Article XII prior to the then current Liquidity Termination Date, the Purchase Limit shall be reduced by an amount equal to each such Non-Renewing Financial Institution’s Commitment on the then current Liquidity Termination Date.

Section 12.4 Terminating Financial Institutions.
(a) Any Affected Financial Institution or Non-Renewing Financial Institution which has not assigned its rights and obligations hereunder if requested pursuant to this Article XII shall be a “Terminating Financial Institution” for purposes of this Agreement as of the then current Liquidity Termination Date (or, in the case of any Affected Financial Institution, such earlier date as declared by the ~~Administrative~~ Agent).
(b) The Back-Up Commitment of any Financial Institution shall terminate on the date it becomes a Terminating Financial Institution. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.4) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a “Financial Institution” hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests or the Commitment held by such Terminating Financial Institution prior to its termination as a Financial Institution.
Section 12.5 Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Financial Institution may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Financial Institution to a Federal Reserve Bank, without notice to or consent of ~~the~~ Seller or the Agent; provided that no such pledge or grant of a security interest shall release a Financial Institution from any of its obligations hereunder, or substitute any such pledgee or grantee for such Financial Institution as a party hereto.
Section 12.6 Additional Purchaser Groups. Upon Seller’s request with approval of the Agent and each Managing Agent, an additional Purchaser Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Purchaser Group, Seller, the Servicer, the Agent and each Managing Agent, and execution and delivery of a reaffirmation of the Performance Undertaking, which execution and delivery shall not be unreasonably refused by such parties. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a “Conduit” shall become a party hereto as a Conduit, entitled to the rights and subject to the obligations of a Conduit hereunder, (ii) each Person specified therein as a “Financial Institution” shall become a party hereto as a Financial Institution, entitled to the rights and subject to the obligations of a Financial Institution hereunder, (iii) each Person specified therein as a “Managing Agent” shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Purchase Limit shall be increased by an amount equal to the aggregate Commitments of the Financial Institutions party to such Joinder Agreement.

Section 12.7 Withholding Tax Exemption. (a) At least five (5) Business Days prior to the first date on which any amount is payable hereunder for the account of any Purchaser, each Purchaser that is not a “United States person” for United States federal income tax purposes agrees that it will deliver to each of Seller and its related Managing Agent a copy of a completed United States Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY with all necessary attachments or applicable successor forms, certifying in each case that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each such Purchaser further undertakes to deliver to each of Seller and its related Managing Agent a copy of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Seller or its related Managing Agent, in each case certifying that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless any change in any treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which prevents such Purchaser from duly completing and delivering any such form with respect to it and such Purchaser advises Seller and its related Managing Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.
(b) Each Purchaser that is not a “United States person” for U.S. federal income tax purposes agrees to indemnify and hold Seller, the Managing Agents, the Purchasers and the Agent harmless in respect of any loss, cost or expense incurred by Seller, any Managing Agent or the Agent as a result of, and agrees that, notwithstanding any other provision hereof, payments hereunder to such Purchaser may be subject to deduction or withholding without indemnification by Seller for, any United States federal income taxes, penalties, interest and other costs and losses incurred or payable by Seller, any Managing Agent or the Agent as a result of, (i) such Purchaser’s failure to submit any form that is required pursuant to this Section 12.7 or (ii) Seller’s, any Managing Agent’s, any Purchaser’s or the Agent’s reliance on any form that such Purchaser has provided pursuant to this Section 12.7 that is determined to be inaccurate in any material respect.
ARTICLE XIII
[RESERVED]
ARTICLE XIV
MISCELLANEOUS
Section  14.1 Waivers and Amendments.
(a) No failure or delay on the part of the Agent, any Managing Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). ~~JS Trust~~The Conduits, Seller, the Servicer, the Managing Agents and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:
(i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to ~~the~~any Managing Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Percentage, any Purchaser Group’s Pro Rata Share (except pursuant to the Liquidity Agreement) or any Financial Institution’s Bank-Up Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Loss Horizon Ratio,” “Loss Percentage Floor,” “Loss Ratio,” “Loss Reserve,” “Loss Reserve Percentage,” “Dilution Horizon Ratio,” “ Dilution Ratio,” “Dilution Reserve,” “Dilution Reserve Floor,” “Dynamic Dilution Reserve Ratio, “ “Dilutions,” “Delinquency Ratio,” “Default Proxy Ratio,” “Default Ratio,” “Delinquent Receivable,” “Servicer Reserve” or “Yield Reserve” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or
(ii) without the written consent of the then Agent or any Managing Agents, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of ~~such Agent~~the Agent or such Managing Agent, as applicable.
Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and ~~JS Trust~~the Conduits may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of Seller~~,~~; provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers, the Managing Agents and the Agent.
Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes the Agent and each Managing Agent to effect purchases and Tranche Period ~~and Discount Rate~~ selections based on telephonic notices made by any Person whom the Agent or such Managing Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent and each Managing Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent or any Managing Agent, the records of the Agent or such Managing Agent shall govern absent manifest error.

Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3 or repayments of Capital to a Terminating Financial Institution prior to an Amortization Date pursuant to Section 2.2) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 14.4 Protection of Ownership Interests of the Purchasers.
(a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent, any Managing Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time following the occurrence and during the continuance of an Amortization Event or a Potential Amortization Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.
(b) If any Seller Party fails to perform any of its obligations hereunder, the Agent, any Managing Agent or any Purchaser may (but shall not be required to) perform, or cause the performance of, such obligations, and the Agent’s, such Managing Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to file financing statements identifying Seller as debtor which are necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

Section 14.5 Confidentiality.
(a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent ~~and JS Trust~~, each Managing Agent and the other Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party’s and such Purchaser’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding (including, without limitation, filings with the Securities and Exchange Commission and disclosures made to regulators and investors). Anything herein to the contrary notwithstanding, each Seller Party, each Purchaser, the Agent, each Managing Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.
(b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Managing Agents, the Financial Institutions or ~~JS Trust~~the Conduits by each other, (ii) by the Agent, the Managing Agents or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent or any Managing Agents to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to ~~JS Trust~~any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which ~~JP Morgan~~any Managing Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers, the Managing Agents and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
Section 14.6 Bankruptcy Petition. Seller, the Servicer, the Agent, each Managing Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of ~~JS Trust~~any Conduit, it will not institute against, or join any other Person in instituting against, ~~JS Trust~~such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the bad faith, willful misconduct or gross negligence of ~~JS Trust~~any Conduit, any Managing Agent, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against ~~JS Trust~~any Conduit, any Managing Agent, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE PURCHASERS’ SECURITY INTEREST IN THE PURCHASER INTERESTS IS GOVERNED BY THE LAW OF ANOTHER STATE, AS REQUIRED BY THE LAWS OF THE STATE OF ILLINOIS.
Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO REALIZE ON THE INTERESTS OF THE PURCHASERS AND THE AGENT IN ANY RECEIVABLES, RELATED SECURITY OR PROCEEDS THEREOF. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER OR ANY AFFILIATE OF ANY SUCH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A UNITED STATES FEDERAL COURT OR AN ILLINOIS STATE COURT SETTING IN CHICAGO, ILLINOIS.
Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.11 Integration; Binding Effect; Survival of Terms.
(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5,14.6 and 14.~~6~~15 shall be continuing and shall survive any termination of this Agreement.
Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 14.13 Agent Roles.
(a)  JPMorgan Roles . Each of the Financial Institutions acknowledges that JPMorgan acts, or may in the future act, (i) as administrative agent for the Purchasers, (ii) as Managing Agent for JS Trust ~~or any~~ and the Financial ~~Institution, (ii) as~~ Institutions in its related Purchaser Group, (iii) as issuing and paying agent for ~~the~~ JS Trust’s Commercial Paper, (~~iii~~iv) to provide credit or liquidity enhancement for the timely payment for ~~the~~JS Trust’s Commercial Paper and (~~iv~~v) to provide other services from time to time for ~~JS Trust~~any of the Purchasers or any Financial Institution (collectively, the “ JPMorgan Roles ”). Without limiting the generality of this Section 14.13 ~~,~~ (a), each Financial Institution hereby acknowledges and consents to any and all JPMorgan Roles and agrees that in connection with any JPMorgan Role, JPMorgan may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for JS Trust, and the giving of notice of a mandatory purchase pursuant to its Liquidity Agreement.

(b) Managing Agent Roles. Each of the Financial Institutions acknowledges that each Person that serves as a Managing Agent hereunder acts, or may in the future act, (i) as Managing Agent for one or more Conduits, (ii) as issuing and paying agent for each such Conduit’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for such Conduit’s Commercial Paper and (iv) to provide other services from time to time for some or all of the Conduits in its Purchaser Group (collectively, the “Managing Agent Roles”). Without limiting the generality of this Section 14.13(b), each Financial Institution hereby acknowledges and consents to any and all Managing Agent Roles and agrees that in connection with any Managing Agent Role, the applicable Managing Agent may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as managing agent for the related Conduit, if any, and the giving of notice to the Agent or any Managing Agent of a mandatory purchase pursuant to its Liquidity Agreement.
Section 14.14 Characterization.
(a) Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser, each Managing Agent and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, any Managing Agent or the Agent or any assignee thereof of any obligation of Seller, Insight, any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller, Insight or any Originator.
(b) In addition to any ownership interest which the Agent and the Purchasers may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables and the Receivables Sale Agreement (including, without limitation, (a) all rights to indemnification arising thereunder, and (b) all UCC financing statements filed pursuant thereto), all proceeds of any thereof and all other assets in which the Agent on behalf of the Purchasers has acquired, may hereafter acquire and/or purports to have acquired an interest under this Agreement prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. ~~The~~ Seller hereby assigns its security interests against the Originators under the Receivables Sale Agreement to the Agent for the benefit of the Purchasers.

(c) In connection with Seller’s transfer of its right, title and interest in, to and under the Receivables Sale Agreement, Seller agrees that the Agent on behalf of the Purchasers shall have the right to enforce Seller’s rights and remedies under the Receivables Sale Agreement to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Agent or any Purchaser or any of its or their respective Affiliates to perform any of the obligations of Seller under the Receivables Sale Agreement. To the extent that Seller enforces Seller’s rights and remedies under the Receivables Sale Agreement from and after the occurrence of an Amortization Event, and during the continuance thereof, the Agent shall have the exclusive right to direct such enforcement by Seller.
Section 14.15 Excess Funds. Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit shall be obligated to pay any amount pursuant to this Agreement unless (i) such Conduit has received funds which may be used to make such payment and which funds are not required to repay Commercial Paper when due and (ii) after giving effect to such payment, either (x) there is sufficient liquidity availability (determined in accordance with the program documents governing such Conduit’s securitization program) under all of such Conduit’s liquidity facilities to pay the face amount of all outstanding Commercial Paper when due or (y) all Commercial Paper of such Conduit is paid in full. Any amount which any Conduit does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101(5) of the Federal Bankruptcy Code) against or corporate obligation of such Conduit for any such insufficiency unless and until such Conduit satisfies the provisions of clauses (i) and (ii) above.
SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

INSIGHT RECEIVABLES, LLC

By: Insight Receivables Holding, LLC, its sole member

By:

Name:
Title:
	Address:	444 Scott Drive
Bloomingdale, IL 60108

	Copy to:	Insight Receivables, LLC
6820 South Harl Avenue
Tempe, AZ 85283
	Fax:	(480) 760-7287

INSIGHT ENTERPRISES, INC.

By:

Name:
Title:

	Address:	~~1305 W. Auto Drive~~6820 South Harl Avenue
Tempe, Arizona  ~~85284~~85283
Attention: General Counsel and Chief Financial Officer
	Fax:	(480) 760-7162 and (480) 760-7003
Signature Page to Receivables Purchase Agreement

JS SILOED TRUST ~~SECURITIZATION CORPORATION~~, as a Conduit

~~By:~~
By: JPMorgan Chase Bank, N.A., its administrative trustee

By:

Name:

	Title:	Authorized Signatory
	Address:	c/o JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent
Asset Backed Finance
~~Suite IL1-0079, 1-19~~
~~1 Bank One Plaza~~
~~Chicago, Illinois 60670-0079~~Chase Tower

~~FAX~~10 S. Dearborn, Suite IL1-0079
Chicago, IL 60670
	Fax:	(312) 732-1844

JPMORGAN CHASE BANK, N.A. (successor by merger
to Bank One, NA (Main Office Chicago)), as a Financial
Institution, as Agent and as a Managing Agent

By:

	Name:	Warren H. Philipp, Jr.
	Title:	Authorized Signatory
	Address:	JPMorgan Chase Bank, N.A. (successor
by merger to Bank One, NA (Main Office
Chicago)) Asset Backed Finance
~~Suite IL1-0596, 1-21~~
~~1 Bank One Plaza~~
~~Chicago, Illinois 60670-0596~~Chase Tower

10 S. Dearborn, Suite IL1-0079
Chicago, IL 60670
	Fax:	(312) 732-4487
Signature Page to Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Accrual Period” means each Fiscal Month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the Fiscal Month thereafter.
“Acquired Entity” means the assets or Person acquired in connection with a Permitted Acquisition or other investment permitted under Section 6.04 of the Credit Agreement.
“Acquired Entity EBITDA” means, with respect to any Acquired Entity subject to a Permitted Acquisition, for any period, the net income (or loss) of such Person and its Subsidiaries calculated on a consolidated basis for such period plus, to the extent deducted from revenues in determining the net income (or loss) of such Person and its Subsidiaries as described above, (i) for any period, the interest expense of such Person and its Subsidiaries calculated on a consolidated basis for such period, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) any extraordinary non-cash or nonrecurring non-cash charges or losses incurred other than in the ordinary course of business minus to the extent added to revenues in determining the net income (or loss) of such Person and its Subsidiaries as described above, any extraordinary non-cash or nonrecurring non-cash gains realized other than in the ordinary course of business. Such amounts shall be derived by Insight from financial statements of the Acquired Entity delivered to the Agent, the Managing Agents and the Administrative Agent prior to the consummation of such Permitted Acquisition (which financial statements shall be audited through the end of the most recently ended fiscal year and, for each subsequent fiscal quarter, shall be prepared by the Acquired Entity on a basis consistent with such audited financial statements) and shall be subject to the consent of the Administrative Agent acting in good faith; provided, that when calculating Acquired Entity EBITDA with respect to the Calence Acquisition through the period ending March 31, 2009, Insight may use amounts related to historical Calence EBITDA as set forth in pro-forma consolidated financial statements contained in the Information Memorandum.
“Adjusted Consolidated EBITDA” means, as of any date of determination and without duplication: (i) Consolidated EBITDA for Insight and its consolidated Subsidiaries for the four fiscal quarter period then most recently ended, plus (ii) Acquired Entity EBITDA for such period for each Permitted Acquisition consummated on or after the Effective Date. Effective upon the consummation of a Permitted Acquisition (including the Calence Acquisition), Adjusted Consolidated EBITDA shall be adjusted to include Acquired Entity EBITDA for the applicable Acquired Entity.

1

“Administrative Agent” means JPMorgan, in its capacity as administrative agent under the Credit Agreement; provided, that for purposes of the Dutch Parallel Debt (as defined in the Credit Agreement), JPMorgan Chase Bank, National Association will be acting in its individual capacity.
“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.
“Affected Financial Institution” has the meaning specified in Section 12.1(c).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Aged Credit Ineligible Amount” means, for each Obligor and Former Obligor on any day, (i) the amount of outstanding unapplied credits due to such Person from the applicable Originator on such day multiplied by (ii) the Aged Credit Ineligible Percentage with respect to such Person on such day.
“Aged Credit Ineligible Percentage” means, for each Obligor and Former Obligor, on any day (as determined by the Managing Agents, in good faith and in their sole discretion):
(i) with respect to each Obligor with respect to any outstanding Receivable on such day, 100%;
(ii) with respect to each Former Obligor which has purchased goods or services from any Originator at any time during the two (2) year period immediately preceding such day, 75%;
(iii) with respect to each Former Obligor which has purchased goods or services from any Originator at any time during the five (5) year period immediately preceding such day, but not at any time during the two (2) year period immediately preceding such day, 50%;
(iv) with respect to each Former Obligor which has not purchased goods or services from any Originator at any time during the five (5) year period immediately preceding such day, 25%; and
(v) with respect to each Former Obligor which has not purchased goods or services from any Originator at any time during the one (1) year period immediately preceding such day, and which is deceased, has dissolved or has otherwise ceased business operations, 0%.

2

“Agent” has the meaning set forth in the preamble to this Agreement.
“Aggregate Aged Credit Ineligible Amount” means, on any day, the aggregate of the Aged Credit Ineligible Amounts for all Obligors and Former Obligors on such day.
“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.
“Aggregate Reduction” has the meaning specified in Section 1.3.
“Aggregate Reserves” means, on any date of determination, the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicer Reserve.
“Aggregate Unpaids” means, at any time, an amount equal to the sum of all, Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.
“Agreement” means this Receivables Purchase Agreement, as it may be amended ~~or~~, restated, supplemented or otherwise modified and in effect from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day plus 4.25%, (b) the Federal Funds Effective Rate in effect on such day plus 4.75% and (c) the one-month LIBO Rate in effect on such day (or, in each case, if such day is not a Business Day, the immediately preceding Business Day). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the one-month LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate.
“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event pursuant to Section 9.2 hereof and (iv) the date which is 30 days after the Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.
“Amortization Event” has the meaning specified in Article IX.

3

“Applicable Acquisition Ratio” means the following Total Leverage Ratios for the following periods:

Period	Total Leverage Ratio

April 1, 2008 through September 30, 2009	2.50 to 1.00
October 1, 2009 through September 30, 2010	2.25 to 1.00
October 1, 2010 and thereafter	2.00 to 1.00
“Asset Coverage Ratio” means, as of the last day of any Fiscal Quarter of Insight, the ratio of (i) the aggregate total book value of Insight’s and its Subsidiaries’ Receivables and inventory (including, without limitation, Receivables and inventory subject to Permitted Receivables Facilities, Vendor Trade Programs and the Floorplan Loan Documents) as of such date to (ii) the aggregate principal amount of Indebtedness or other obligations outstanding under the Loan Documents, all Permitted Receivables Facilities, the Floorplan Credit Agreement and all Vendor Trade Programs as of such date.
“Assignment Agreement” has the meaning set forth in Section 12.1(b).
“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (a) if a Receivables Purchase Facility is structured as a secured lending agreement, constitutes the principal amount of such Indebtedness or (b) if a Receivables Purchase Facility is structured as a purchase agreement, would be outstanding at such time under the Receivables Purchase Facility if the same were structured as a secured lending agreement rather than a purchase agreement.
“Authorized Officer” means, with respect to any Person, its chief executive officer, president, chief financial officer, treasurer, chief accounting officer or senior vice president of finance.
“Back-Up Commitment” means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from Seller, in an amount not to exceed (a) in the aggregate, the amount set forth opposite such Financial Institution’s name under the Back-Up Commitment column on Schedule A to this Agreement or for any Financial Institution party hereto pursuant to a Joinder Agreement or Assignment Agreement, the “Back-Up Commitment” set forth therein, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Back-Up Commitments pursuant to Section 12.3) and (b) with respect to any individual purchase from ~~the~~ Seller hereunder, the lesser of (i) its ~~Back Up~~Percentage of its Purchaser Group’s Pro Rata Share of the Purchase Price therefor and (ii) its Unused Back-Up Commitment.

4

~~“Back-Up Pro Rata Share” means, for each Financial Institution, a percentage equal to (i) the Back-Up Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Back-Up Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to the application of the terms of Sections 13.5 or 13.6.~~
“Broken Funding Costs” means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned ~~under the~~to a Financial Institution pursuant to a Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of ~~the~~ Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Managing Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated~~. In the event that the amount referred to~~; as such computations in clause (B) ~~exceeds the amount referred to~~are set forth in ~~clause (A), the relevant Purchaser or Purchasers agree to pay~~reasonable detail in a certificate delivered to Seller by the ~~amount of such excess.~~applicable Managing Agent. All Broken Funding Costs shall be due and payable hereunder upon demand.
“Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.
“Calence” means Calence, LLC, a Delaware limited liability company.
“Calence Acquisition” means the direct or indirect acquisition by Insight of all of the issued and outstanding Equity Interests of Calence on the terms and conditions set forth in the Calence Acquisition Agreement.
“Calence Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of January 24, 2008, among Insight, Insight Networking Services, LLC and Calence, as amended, restated, supplemented or otherwise modified from time to time.
“California Contingent Receivable” means a Receivable, the Obligor of which is the State of California, during any period wherein the Obligor thereof retains the contractual right to return the goods which are the subject of such Receivable to the applicable Originator for credit.
“Canadian Receivable” means a Receivable the Obligor of which is a resident of Canada.
“Capital” of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the applicable Managing Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

5

“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Insight and its Subsidiaries prepared in accordance with GAAP, excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (ii) leasehold improvement expenditures for which Insight or a Subsidiary is reimbursed promptly by the lessor.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.
“Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Insight, or (ii) the failure of Insight to maintain ownership (directly or indirectly) of 100% of the outstanding shares of voting stock of each Originator or (iii) the failure of the Member to maintain ownership of 100% of the membership interests of ~~the~~ Seller.
“Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment.
“Collection Account” means each concentration account, depositary account, lock-box account or similar account maintained in the name of the Borrower in which any Collections are collected or deposited and which is listed on Exhibit IV.
“Collection Account Agreement” means an agreement substantially in the form of Exhibit VI among the applicable Originator, Insight, Seller, the Agent and a Collection Bank.
“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

6

“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.
~~“Comark” means Comark, Inc., an Illinois corporation and its successors.~~
“Commercial Paper” means promissory notes of the ~~Related CP Issuer~~any Conduit issued by ~~the~~such Conduit or its Related CP Issuer in the commercial paper market.
“Commitment Availability” means at any time the positive difference (if any) between (a) an amount equal to the aggregate amount of the Back-Up Commitments at such time minus (b) the Aggregate Capital at such time.
“Concentration Limit” means, at any time, for any Obligor, an amount equal to the greater of (i) the Outstanding Balance of all Eligible Receivables at such time multiplied by ~~3.33~~5.00% and (ii) such other amount (a “Special Concentration Limit”), if any, for such Obligor ~~designated by the Agent~~ as indicated on Exhibit XI hereto; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that ~~JS Trust or the Required Financial Institutions~~any Managing Agent may, upon not less than three Business Days’ notice to Seller, cancel any Special Concentration Limit with respect to any Obligor.
“Conduit” means, as to any Purchaser Group, each of the Persons listed on Schedule A hereto as a “Conduit” for such Purchaser Group, or in any Assignment Agreement or Joinder Agreement as a “Conduit” for the applicable Purchaser Group, together with its respective successors and permitted assigns.
“Consolidated Capital Expenditures” means, with reference to any period, the Capital Expenditures of Insight and its Subsidiaries calculated on a consolidated basis for such period.
“Consolidated EBITDA” means the sum of (a) Consolidated Net Income plus (b) to the extent deducted in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) any extraordinary non-cash or nonrecurring non-cash charges or losses incurred other than in the ordinary course of business, (vi) any non-cash charges arising from compensation expense as a result of the adoption of Financial Accounting Standards Board Statement 123 (Revised 2004), “Share-Based Payment”, which requires certain stock-based compensation to be recorded as expense within Insight’s consolidated statement of operations and (vii) costs, expenses and fees incurred in connection with the Transactions (as defined in the Credit Agreement) consummated on the Effective Date, minus (c)(i) to the extent included in Consolidated Net Income, any extraordinary non-cash or nonrecurring non-cash gains realized other than in the ordinary course of business and (ii) the amount of any subsequent cash payments in respect of any non-cash charges described in the preceding clause (b)(vi), all calculated for Insight and its Subsidiaries on a consolidated basis.

7

“Consolidated Funded Indebtedness” means, at any time, the sum (without duplication) of (i) the aggregate principal amount of Consolidated Indebtedness owing by Insight and its Subsidiaries which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time, plus (ii) the aggregate stated or face amount of all letters of credit at such time for which any of Insight and its Subsidiaries is the account party (unless cash collateralized with cash and/or cash equivalents in a manner permitted hereunder) plus (iii) the aggregate amount of Capitalized Lease Obligations owing by Insight and its Subsidiaries plus (iv) the aggregate of all amounts owing by Insight and its Subsidiaries with respect to judgments or settlements arising in connection with trials, arbitrations, mediations, litigation or other forums for dispute resolution (to the extent not covered by a valid and binding policy of insurance in favor of Insight or the applicable Subsidiary with respect to which the related insurer has been notified of a claim for payment and has not disputed such claim) (it being understood that Consolidated Funded Indebtedness shall not include amounts outstanding under the Floorplan Credit Agreement or any Vendor Trade Program so long as such amounts are not bearing interest payable by a Loan Party).
“Consolidated Indebtedness” means, at any time, the Indebtedness of Insight and its Subsidiaries calculated on a consolidated basis as of such time.
“Consolidated Interest Expense” means, with reference to any period, the interest expense of Insight and its Subsidiaries calculated on a consolidated basis for such period, including, without limitation, yield or any other financing costs resembling interest which are payable under any Receivables Purchase Facility.
“Consolidated Net Income” means, with reference to any period, the net income (or loss) of Insight and its Subsidiaries calculated on a consolidated basis for such period.
“Consolidated Rentals” means, with reference to any period, the Rentals of Insight and its Subsidiaries calculated on a consolidated basis for such period.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, application of a Letter of Credit or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

8

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“CP Costs” means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are directly or indirectly funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities directly or indirectly funded substantially with such Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of ~~JS Trust~~any Conduit pursuant to the terms of any receivable purchase facilities directly or indirectly funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the applicable Managing Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by ~~JS Trust~~the related Conduit in such Managing Agent’s Purchaser Group in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.
“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of April 1, 2008, among Insight, as borrower, the “European Borrowers” party thereto, the “Lenders” from time to time party thereto, J.P. Morgan Europe Limited, as European Agent, Wells Fargo Bank, National Association and U.S. Bank National Association, as Co-Syndication Agents, and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Credit and Collection Policy” means Seller’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.
“Daily Report” means a report, in substantially the form of Exhibit XII attached hereto (appropriately completed), furnished by the Servicer to the Agent and each Managing Agent pursuant to clause (iv) of Section 8.5.
“Deducted Receivables” means, collectively, the California Receivables and the Software Spectrum Government Receivables.
“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable.

9

“Default” has the meaning set forth in the Credit Agreement.
“Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2~~% above the Prime Rate.~~.00% plus the Alternate Base Rate in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day).
“Default Proxy Balance” means, as of the last day of any Fiscal Month, the aggregate Outstanding Balance of all Receivables (other than Deducted Receivables) as to which any payment, or part thereof, remains unpaid for more than 90 days but less than 121 days after the due date thereof.
“Default Proxy Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage) equal to (a) the greater of (i) zero and (ii) the sum of (A) the Default Proxy Balance as of the last day of such Fiscal Month plus (B) the aggregate Outstanding Balance of all Receivables (other than Deducted Receivables) that would have been classified during such Fiscal Month as Charged-Off Receivables in accordance with clauses (i), (ii), (iii) or (iv) of the definition of “Charged-Off Receivable” plus (C) write-offs during such Fiscal Month, minus Recoveries during such Fiscal Month divided by (b) the aggregate Outstanding Balance (in each case, at the time of creation) of Receivables (other than Deducted Receivables) created during the Fiscal Month which ended on the date four (4) Fiscal Months prior to the last day of the current Fiscal Month.
“Default Ratio” means, for any Fiscal Month, a percentage equal to (a) the greater of (i) zero and (ii) the sum of (A) the aggregate Outstanding Balance of all Receivables (other than Deducted Receivables) that would have been classified during such Fiscal Month as Charged-Off Receivables in accordance with clauses (i), (ii), (iii) or (iv) of the definition of “Charged-Off Receivable” plus (B) write-offs during such Fiscal Month, minus Recoveries during such Fiscal Month divided by (b) the aggregate amount of Collections (other than Collections received for Deducted Receivables) during such Fiscal Month.
“Delinquency Ratio” means, at any time, a percentage equal to (i) the sum of (a) the aggregate Outstanding Balance of all Receivables (other than Deducted Receivables) as to which any payment, or part thereof, remains unpaid for more than 60 days after the due date thereof as at the last day of the most recently ended Fiscal Month plus (b) the aggregate absolute value of the amount of credits and credit memos with respect to any Receivable which remain unapplied for more than 60 days after the due date of such Receivable as at the last day of the most recently ended Fiscal Month, divided by (ii) the aggregate Outstanding Balance of all Receivables (other than Deducted Receivables) as at the last day of the most recently ended Fiscal Month.

10

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days after the due date therefor.
“Designated Obligor” means an Obligor indicated by the ~~Agent~~Managing Agents to Seller in writing.
“Dilution Horizon Ratio” means, on any date, a percentage equal to (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables (other than Deducted Receivables) created during the two ~~(2)~~and one half most recently ended Fiscal Months, divided by (ii) the Net Eligible Receivables Balance as at the last day of the most recently ended Fiscal Month.
“Dilution Ratio” means, for any Fiscal Month, a percentage equal to (i) the aggregate amount of Dilutions (other than Dilutions with respect to Deducted Receivables) which occurred during such Fiscal Month, divided by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables (other than Deducted Receivables) created during the Fiscal Month which ended on the date ~~two (2~~three (3) Fiscal Months prior to the last day of the current Fiscal Month; provided, however, that for purposes of calculating the Dynamic Dilution Reserve Ratio, the Dilution Ratio shall exclude Dilutions with respect to reductions for credited sales taxes.
“Dilution Reserve” means, on any date, an amount equal to (i) the greater of (a) the Dynamic Dilution Reserve Ratio or (b) the Dilution Reserve Floor, multiplied by (ii) the Net Eligible Receivables Balance as of such date.
“Dilution Reserve Floor” means 11%.
“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.
“Dilution Trigger Ratio” means, for any Fiscal Month, a percentage equal to (i) the aggregate amount of Dilutions (other than Dilutions with respect to Deducted Receivables) which occurred during such Fiscal Month, divided by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables (other than Deducted Receivables) created during the Fiscal Month which ended on the date two (2) Fiscal Months prior to the last day of the current Fiscal Month.
“Discount Rate” means, ~~the LIBO Rate or the Prime Rate, as applicable,~~ with respect to each Purchaser Interest of the Financial Institutions and any Purchaser Interest of a Conduit, an undivided interest ~~in~~ which has been assigned by such Conduit to a Financial Institution pursuant to ~~the~~ a Liquidity Agreement~~.~~, either the LIBO Rate or the Alternate Base Rate (as determined in accordance with Sections 4.1 and 4.5).

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“Disqualified Equity Interests” means Equity Interests that (a) require the payment of any cash dividends prior to the date that is 91 days after the Maturity Date (as defined in the Credit Agreement), (b) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests) or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Equity Interests), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 91 days after the Maturity Date (as defined in the Credit Agreement) (other than (i) upon termination of the Commitments (as defined in the Credit Agreement) and payment in full of the Obligations (as defined in the Credit Agreement) then due and owing or (ii) upon a “change in control” or asset sale, provided, that any payment required pursuant to this clause (ii) is subject to the prior repayment in full of the Obligations (as defined in the Credit Agreement) or is otherwise contractually subordinated in right of payment to the Obligations (as defined in the Credit Agreement) on terms reasonably satisfactory to the Administrative Agent) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Equity Interests or other assets other than Qualified Equity Interests prior to the date that is 91 days after the Maturity Date (as defined in the Credit Agreement).
“Dollar”, “dollar” and “$” means the lawful currency of the United States of America.
“Domestic Subsidiary” means any Subsidiary of any Person organized under the laws of any state of the United States.
“Dynamic Dilution Reserve Ratio” means, on any date, the amount determined pursuant to the following formula:
{(2.00 x ED) + ((DS - ED) x (DS/ED))} x DHR
where:

ED	=	on such date, the average of the Dilution Ratios for the twelve (12) Fiscal Months then most recently ended.

DS	=	on such date, the highest three (3) month average Dilution Ratio for any Fiscal Month during the twelve (12) Fiscal Months then most recently ended.

DHR	=	the Dilution Horizon Ratio on such date.
“Effective Date” has the meaning set forth in the Credit Agreement.
“Eligible Receivable” means, at any time, a Receivable:
(i) the Obligor of which (a) is (1) a resident of the United States or Canada, (2) a corporation or other business organization organized under the laws of the United States or Canada or any political subdivision thereof and has its chief executive office in the United States or Canada, or (3) is a government of any state (or any governmental subdivision or agency thereof) of the United States other than an Ineligible State; (b) is not an Affiliate of any of the parties hereto; and (c) is not a Designated Obligor;

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(ii) the Obligor of which is not the Obligor of any Delinquent Receivables which in the aggregate constitute more than 25% of all Receivables (measured by Outstanding Balance) of such Obligor;
(iii) which is not a Charged-Off Receivable, a Delinquent Receivable or a Canadian Receivable; provided, that, Canadian Receivables with Outstanding Balances which, in the aggregate, constitute no more than 1% of the aggregate Outstanding Balance of all Receivables, may be Eligible Receivables;
(iv) which is not a WM Receivable; provided, that, WM Receivables with Outstanding Balances which, in the aggregate, constitute no more than 5% of the aggregate Outstanding Balance of all Receivables, may be Eligible Receivables;
(v) which by its terms is due and payable within 60 days of the original invoice date therefor and has not had its payment terms extended; provided, however, that no more than 35% of the aggregate Outstanding Balance of all Receivables may be due and payable more than 30 days after the original invoice date thereof;
(vi) which is an “account” or “chattel paper” within the meaning of Section 9-105 and Section 9-106, respectively, of the UCC of all applicable jurisdictions and in respect of which the perfection of a security interest therein is governed by Article 9 of the UCC of all applicable jurisdictions;
(vii) which is denominated and payable only in United States dollars in the United States;
(viii) which arises under a Contract in writing, which (a) together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense and (b) is governed by the laws of any state of the United States;
(ix) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract;
(x) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator;
(xi) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation;

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(xii) which satisfies all applicable requirements of the Credit and Collection Policy;
(xiii) which was generated in the ordinary course of the applicable Originator’s business;
(xiv) which arises solely from the sale ~~of goods~~and licensing of goods or general intangibles (such as software) or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part);
(xv) as to which ~~the~~no Managing Agent has ~~not~~ notified ~~the~~ Seller that ~~the~~such Managing Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to ~~the~~such Managing Agent;
(xvi) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract);
(xvii) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor;
(xviii) all right, title and interest to and in which has been validly transferred by the Originators to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim (other than Adverse Claims created by the Transaction Documents); ~~and~~
(xix) no portion of which constitutes sales tax or late fees or similar charges~~.~~; and
(xx) which is not an FOB Destination Receivable or a Deducted Receivable.
“Equity Interests” means shares of capital stock, partnership interests and entitlements, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“Excluded Receivables” means any indebtedness or obligations owed to ~~(i)~~ the Insight Global Finance division of Insight Direct USA, Inc. (formerly Insight Global Finance, Inc., an Arizona corporation), ~~or (ii) the Software Spectrum division of Insight Direct USA, Inc. (formerly Software Spectrum, Inc., a Delaware corporation),~~ whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods and the rendering of services thereby.
“Facility Account” means Seller’s Account No. 0060-9027 at JPMorgan.

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“Facility Termination Date” means the earliest of (i) September 17, 2011, (ii) the Liquidity Termination Date and (iii) the Amortization Date.
“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.
“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letter” means (i) that certain ~~Second~~Third Amended and Restated Fee Letter, dated as of ~~September 17, 2008~~July 24, 2009, among ~~the~~ Seller, the Agent and ~~JS Trust,~~the Managing Agents and (ii) any other letter designated as ~~it~~a “Fee Letter” therein and entered into between Seller and any of the parties hereto from time to time, in each case as such letter may be amended, restated, supplemented or otherwise modified and in effect from time to time.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
~~“Financial Institutions” has the meaning set forth in the preamble in this Agreement.~~
“Financial Institutions” means, as to any Purchaser Group, each of the Persons listed on Schedule A hereto as a “Financial Institution” for such Purchaser Group, or in any Assignment Agreement or Joinder Agreement as a “Financial Institution” for the applicable Purchaser Group, together with its respective successors and permitted assigns.
“Financing” means, with respect to any Person, (i) the issuance or sale by such Person of any equity interests in such Person, or (ii) the issuance or sale by such Person of any Indebtedness other than Indebtedness described in Sections 6.14.1 through 6.14.8 of the Credit Agreement; provided, however, that the foregoing clause (ii) shall not permit the incurrence by Insight or any Subsidiary of any Indebtedness if such incurrence is not otherwise permitted by the Credit Agreement.
“Fiscal Month” means each calendar month.
“Fiscal Quarter” means each calendar quarter.
“Fiscal Year” means each calendar year.

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“Fixed Charge Coverage Ratio” means, as of the last day of any Fiscal Quarter of Insight, the ratio of (a)(i) Consolidated EBITDA during the four Fiscal Quarter period then ended minus (ii) Consolidated Capital Expenditures during such period minus (iii) cash dividends or distributions (excluding any repurchase of its Equity Interests made by Insight in accordance with Section 6.06 of the Credit Agreement) paid by Insight on its Equity Interests during such period plus (iv) Consolidated Rentals during such period to (b)(i) Consolidated Interest Expense during such period plus (ii) Consolidated Rentals during such period plus (iii) expenses for taxes paid or taxes accrued during such period (calculated for Insight and its Subsidiaries on a consolidated basis) plus (iv) any scheduled amortization of the principal portion of Indebtedness during such period (other than amounts owing in connection with Permitted Receivables Facilities), including, without limitation, Capitalized Lease Obligations (calculated for Insight and its Subsidiaries on a consolidated basis).
“Floorplan Collateral Agent” means Wells Fargo Foothill, LLC, in its capacity as collateral agent under the Floorplan Credit Agreement.
“Floorplan Credit Agreement” means the Credit Agreement, dated as of September 17, 2008, by and among Insight Public Sector, Inc., Insight Direct USA, Inc., Calence, the lenders party thereto from time to time, Castle Pines Capital LLC, as an administrative agent, Wells Fargo Foothill, LLC, as an administrative agent, and the Floorplan Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Floorplan Loan Documents” has the meaning set forth in the Credit Agreement.
“FOB Destination Receivable” means a Receivable as to which the goods have not been delivered to the applicable Obligor.
“Former Obligor” means, on any day, any Person who was previously an obligor with respect to any accounts receivable of any Originator, but who is not on such day an Obligor with respect to any outstanding Receivables and has not purchased any goods or services from any Originator within 12 months.
“Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of ~~JS Trust~~a Conduit (including the Liquidity Agreement) or ~~the~~a Related CP Issuer.
“Funding Source” means (i) any Financial Institution, (ii) ~~JS Trust, (iii) the~~any Related CP Issuer or (~~iv~~iii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to ~~JS Trust or the Related CP Issuer~~a Conduit.
“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.
“Governmental Authority” means the government of the United States of America, the Netherlands, the United Kingdom, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including, without limitation, the European Union.

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“Government Contract Payment” has the meaning set forth in the definition of “Government Contract Payment Sale”.
“Government Contract Payment Obligor” has the meaning set forth in the definition of “Government Contract Payment Sale”.
“Government Contract Payment Purchaser” has the meaning set forth in the definition of “Government Contract Payment Sale”.
“Government Contract Payment Sale” means a transaction in which ~~(a)~~ an Originator enters into a lease or software licensing agreement with a U.S. state or federal Governmental Authority (a “Government Contract Payment Obligor”) pursuant to which (i) such Originator will lease certain equipment or license certain software to such Government Contract Payment Obligor~~and~~, (ii) such Governmental Authority is obligated to make a series of payments to such Originator during the term of such lease or software license (each such payment, a “Government Contract Payment”), (~~ii~~iii) such Originator pays the related vendor in full for the related equipment or software on the date such transaction is consummated, (~~iii~~iv) such Originator sells such Government Contract Payments (and, in the case of a lease, the related lease equipment) to a third-party (a “Government Contract Payment Purchaser”) on such date and (~~iv~~v) such Originator administers and services such Government Contract Payments for such Government Contract Payment Purchaser during the term of such lease or software license; provided, that after the date of such transaction the sole payment obligation of such Originator in connection with such transaction shall be to pay to such Government Payment Purchaser all related Government Contract Payments actually received by such Originator.
“Government Contract Sale Receivable” means any indebtedness or obligation owed by a Government Contract Payment Obligor in connection with a Government Contract Payment Sale.
“Group Purchase Limit” means, for each Purchaser Group, the sum of the Back-Up Commitments of the Financial Institutions in such Purchaser Group.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

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“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.
“Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of obligations, liabilities or indebtedness of the type described in clauses (a) through (e) and (g) through (l) of this definition, (g) all Capitalized Lease Obligations of such Person, (h) Off-Balance Sheet Liabilities of such Person, (i) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (unless cash collateralized with cash and/or cash equivalents in a manner permitted hereunder), (j) the principal component of all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) with respect to any Subsidiary of Insight, any Disqualified Equity Interests of such Person and (l) all Net Mark-to-Market Exposure of such Person under all Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Independent Director” means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is: (A) not (i) an employee, director, stockholder, partner or officer of ~~the~~ Seller or any of its Affiliates (other than his or her service as an Independent Director of ~~the~~ Seller); (ii) a customer or supplier of ~~the~~ Seller or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii), and (B) has (i) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

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“Ineligible State” means, unless otherwise consented to in writing by the ~~Agent~~Managing Agents, with respect to any Receivable, (i) Delaware, (ii) the District of Columbia, (iii) Hawaii, (iv) Kansas, (v) Maine, (vi) Maryland, (vii) Minnesota, (viii) New York, (ix) North Carolina and (x) any state in respect of which (a) there are restrictions on the assignment of a Receivable owing by such state (or on the assignment of any Related Security with respect to such Receivable) or any governmental subdivision or agency of such state pursuant to statute, judicial precedent, the related Contract or otherwise, or (b) there are any actions required to be taken or conditions required to be satisfied, whether pursuant to statute, judicial precedent, the related Contract or otherwise, before such Receivable (or any Related Security with respect to such Receivable) may be assigned that have not yet been taken or satisfied.
“Information Memorandum” has the meaning set forth in the Credit Agreement.
“Insight” has the meaning set forth in the preamble to this Agreement.
“Insight Entity” has the meaning set forth in Section 7.1(i).
“Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement, dated as of September 17, 2008, by and among the Administrative Agent, the Agent, IBM Credit LLC, Hewlett Packard Company and the Floorplan Collateral Agent (as acknowledged by Insight and certain of its Subsidiaries) as amended, restated, supplemented or otherwise modified from time to time.
“Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit XIII attached hereto, pursuant to which a new Purchaser Group becomes party to this Agreement.
“JPMorgan” ~~means JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)).~~
~~“JS Trust”~~ has the meaning set forth in the preamble to this Agreement.
“JPMorgan Roles” has the meaning set forth in Section 14.13.
“JS Trust” means JS Siloed Trust.
“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
“LIBO Rate” means, on any day, the rate per annum equal to ~~the sum of~~4.25% plus:
(i~~)(a~~) the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters ~~Screen FRBD~~BBA Libor Rates Page 3750 (or on any successor or substitute of such page) as of 11:00 a.m. (London time) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) two (2) Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (~~i~~a) if

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Reuters ~~Screen FRBD~~BBA Libor Rates Page 3750 is not available to the applicable Managing Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period for shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period~~,~~ (or if such day is not a Business Day, on the immediately preceding Business Day), and (~~ii~~b) if no such British Bankers’ Association Interest Settlement Rate is available to ~~the~~such Managing Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by ~~the~~such Managing Agent to be the rate at which ~~JPMorgan~~such Managing Agent offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Tranche Period, (or if such day is not a Business Day, on the immediately preceding Business Day), in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by ~~(b~~
(ii) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period~~plus~~.
~~(ii) 1.25% per annum.~~
The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Liquidity Agreement” means ~~the~~any agreement ~~entered into by JS Trust with~~as may be in effect from time to time among a Conduit and the Financial Institutions ~~in connection herewith~~within its Purchaser Group or any Funding Source providing for the ~~purpose~~commitment of ~~providing liquidity with respect to the Capital funded by JS Trust under this Agreement~~such Financial Institution or such Funding Source to purchase from such Conduit at any time all or any portion of such Conduit’s Purchaser Interests.
“Liquidity Termination Date” means ~~September 16, 2009~~July 23, 2010.
“Loan Documents” has the meaning set forth in the Credit Agreement.
“Loan Party” has the meaning set forth in the Credit Agreement.
“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

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“Loss Horizon Ratio” means, as of any date, a ratio equal to (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Receivables (other than Deducted Receivables) created during the three (3) most recently ended Fiscal Months divided by (ii) the Net Eligible Receivables Balance as at the last day of the most recently ended Fiscal Month.
“Loss Percentage Floor” means ~~10~~20.0%.
“Loss Ratio” means, as of any date, a percentage equal to the highest average Default Proxy Ratio for any three consecutive Fiscal Months during the twelve (12) Fiscal Months then most recently ended.
“Loss Reserve” means, on any date, an amount equal to the Loss Reserve Percentage multiplied by the Net Eligible Receivables Balance as of such date.
“Loss Reserve Percentage” means, as of any date, the greater of (i) the Loss Percentage Floor and (ii) the percentage obtained by multiplying (a) 2.00 times (b) the Loss Ratio (as determined as of the last day of the Fiscal Month then most recently ended) times (c) the Loss Horizon Ratio (as determined as of the last day of the Fiscal Month then most recently ended).
“Managing Agent” means, as to any Purchaser Group, each of the Persons listed on Schedule A hereto as a “Managing Agent” for such Purchaser Group, or in any Assignment Agreement or Joinder Agreement as a “Managing Agent” for the applicable Purchaser Group, together with its respective successors and permitted assigns.
“Managing Agent Roles” has the meaning set forth in Section 14.13.
“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries taken as a whole, (ii) the ability of any Seller Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.
“Member” means Insight Receivables Holding, LLC, an Illinois limited liability company and its successors.
“Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent and the Managing Agents pursuant to clause (ii) of Section 8.5.
“Moody’s” means Moody’s Investors Service and its successors.

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“Net Cash Proceeds” means, with respect to any sale of Property or any Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such sale of Property (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such sale of Property) or Financing, after (i) provision for all income or other taxes measured by or resulting from such sale of Property, (ii) payment of all reasonable brokerage commissions and other fees and expenses related to such sale of Property or Financing, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such sale of Property which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such sale of Property (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness) or Financing.
“Net Eligible Receivables Balance” means, at any time, (i) the aggregate Outstanding Balance of all Eligible Receivables at such time ~~reduced by~~minus (ii) the Aggregate Aged Credit Ineligible Amount at such time minus (iii) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor at such time.
“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Agreements. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Swap Agreement as of the date of determination (assuming such Swap Agreement were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Swap Agreement as of the date of determination (assuming such Swap Agreement were to be terminated as of that date).
“Non-Renewing Financial Institution” has the meaning set forth in Section 12.3(a).
“Off-Balance Sheet Liability” of a Person means, without duplication, (a) any Attributable Receivables Indebtedness of such Person, and (b) the principal component of (i) any repurchase obligation or liability of such Person with respect to Receivables or notes receivable sold by such Person, (ii) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person or (iii) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (iii) all Operating Leases.
“Obligor” means a Person obligated to make payments pursuant to a Contract.
“Operating Lease” of a Person means any lease of an asset (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

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“Originator” means each of Insight Direct USA, Inc., an Illinois corporation, and Insight Public Sector, Inc., an Illinois corporation, or any other Subsidiary or Affiliate of Insight approved in writing by the Agent from time to time.
“Outstanding Balance” means, with respect to any Receivable at any time, the then outstanding principal balance thereof; provided, that with respect to a WM Receivable, “Outstanding Balance” means an amount equal to the product of 1.07 and the actual cost to the applicable Originator of providing warranty or maintenance services to an Obligor.
“Participant” has the meaning set forth in Section 12.2.
“Percentage” means, with respect to any Financial Institution in any Purchaser Group, a percentage equal to the Back-Up Commitment of such Financial Institution divided by the aggregate Back-Up Commitments of all Financial Institutions in such Purchaser Group; provided, however, that from and after the date of termination of the Back-Up Commitments, “Percentage” shall be based on the Back-Up Commitments of such Financial Institutions immediately prior to such termination.
“Performance Undertaking” means that certain Amended and Restated Performance Undertaking dated as of September 3, 2003 by Insight in favor of the Agent for the benefit of the Purchasers, as amended, restated, supplemented or otherwise modified from time to time.
“Permitted Acquisition” means (a) subject to the satisfaction of the terms and conditions in Section 4.01 of the Credit Agreement, the Calence Acquisition, and (b) any other acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by Insight or any Subsidiary of all or substantially all the assets of, or more than fifty percent (50%) of the Equity Interests in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (i) no Default has occurred and is continuing or would arise after giving effect thereto, (ii) such Person or division or line of business is engaged in a type of business that complies with the requirements of the last sentence of Section 6.03 of the Credit Agreement, (iii) the Total Leverage Ratio shall not exceed the Applicable Acquisition Ratio and the Fixed Charge Coverage Ratio shall not be less than 1.25 to 1.00, in each case determined on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such acquisition, recomputed as of the last day of the most recently ended Fiscal Quarter of Insight for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and (iv) Insight shall have delivered a Compliance Certificate (as defined in the Credit Agreement) not less than fifteen (15) days (or such shorter period as the Administrative Agent shall agree) prior to the consummation of such acquisition demonstrating compliance with the foregoing clause (iii) and setting forth the Material Subsidiaries (as defined in the Credit Agreement) after giving effect to such acquisition.

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“Permitted Receivables Facilities” has the meaning set forth in the Credit Agreement.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Pooled Commercial Paper” means Commercial Paper notes of ~~the~~any Conduit or Related CP Issuer subject to any particular pooling arrangement by ~~the~~such Conduit or Related CP Issuer, but excluding Commercial Paper issued by ~~the~~such Conduit or Related CP Issuer for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by ~~the~~such Conduit or Related CP Issuer (~~or by JS Trust~~or any other Person that funds a purchase of assets or the making of any loan or other financial accommodation directly or indirectly with the proceeds of Commercial Paper issued by ~~the~~such Conduit or Related CP Issuer).
“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by JPMorgan or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Proposed Reduction Date” has the meaning set forth in Section 1.3.
“Pro Rata Share” means, for each ~~Financial Institution~~Purchaser Group, a percentage equal to (i) the ~~Back-Up Commitment of such Financial Institution, divided by (ii) the~~aggregate ~~amount of all~~ Back-Up Commitments of ~~all~~ the Financial Institutions ~~hereunder~~ in such Purchaser Group, divided by (ii) the Purchase Limit, adjusted as necessary to give effect to the application of the terms of ~~Sections 13.5 or 13.6~~Article XII; provided, however, that from and after the termination of the Back-Up Commitments, “Pro Rata Share” for each Purchaser Group shall mean a percentage equal to (x) the Capital of all Purchasers in such Purchaser Group divided by (y) Aggregate Capital.
“Purchase Limit” means~~, (a) at all times prior to December 17, 2008, $225,000,000 and (b) from and after December 17, 2008,~~ $150,000,000.
“Purchase Notice” has the meaning set forth in Section 1.2.
“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Eligible Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Report, taking into account such proposed Incremental Purchase.

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“~~Purchasers~~Purchaser” has the meaning set forth in the preamble to this Agreement.
“Purchaser Group” means ~~JS Trust~~a group composed of a Managing Agent, the related Conduit (if any) and ~~each~~the related Financial ~~Institution~~Institutions.
“Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:
C
   NRB – AR
where:

C	=	the Capital of such Purchaser Interest.

AR	=	the Aggregate Reserves.

NRB	=	the Net Eligible Receivables Balance.
Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.
“Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).
“Qualified Equity Interests” means any Equity Interests that do not constitute Disqualified Equity Interests.
“Receivable” means all indebtedness and other obligations (other than indebtedness or obligations constituting Excluded Receivables or Government Contract Sale Receivables) owed to Seller or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller or such Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale ~~of goods~~or licensing of goods or general intangibles (such as software), or the rendering of services by the applicable Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

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“Receivables Purchase Documents” means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which Insight or any of its Subsidiaries, in their respective capacities as sellers or transferors of any receivables, sell or transfer to SPVs all of their respective right, title and interest in and to certain receivables for further sale or transfer (or granting of Liens to other purchasers of or investors in such assets or interests therein (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.
“Receivables Purchase Facility” means any securitization facility made available to Insight or any of its Subsidiaries, pursuant to which receivables of Insight or any of its Subsidiaries are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.
“Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement dated as of September 3, 2003, among Insight Direct USA, Inc., Insight Public Sector, Inc. and Seller, as the same may be amended , restated or otherwise modified from time to time.
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Recoveries” means, with respect to a Receivable that (a) would have been classified during any Fiscal Month as a Charged-Off Receivable in accordance with clauses (i), (ii), (iii) or (iv) of the definition of “Charged-Off Receivable” or (b) has been written off by ~~the~~ Seller, all amounts received or collected by the Servicer or ~~the~~ Seller with respect to such Receivable after such classification or write-off.
“Reduction Notice” has the meaning set forth in Section 1.3.
“Regulatory Change” has the meaning set forth in Section 10.2(a).
“Reinvestment” has the meaning set forth in Section 2.2.
“Related CP Issuer” means, (i) with respect to JS Trust, Jupiter Securitization Company LLC, and (ii) with respect to any other Conduit, an Affiliate of such Conduit that issues Commercial Paper to fund advances made to such Conduit, the proceeds of which are used by such Conduit to fund or maintain Purchaser Interests hereunder.

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“Related Security” means, with respect to any Receivable:
(i) all of the applicable Originator’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by the applicable Originator gave rise to such Receivable, and all insurance contracts with respect thereto,
(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(iv) all service contracts and other contracts and agreements associated with such Receivable,
(v) all Records related to such Receivable,
(vi) all of Seller’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable , and
(vii) all proceeds of any of the foregoing.
“Rentals” of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.
“Report” means each Monthly Report ~~and each~~, Weekly Report and Daily Report.
“Required Financial Institutions” means, at any time, ~~(i) if JS Trust holds any Purchaser Interests, the Agent and Financial Institutions with Back-Up Commitments in excess of 66-2/3% of the aggregate of all Back-Up Commitments, and (ii) if JS Trust holds no Purchaser Interests,~~the Financial Institutions with Back-Up Commitments in excess of 66-2/3% of the aggregate of all Back-Up Commitments.
“Required Notice Period” means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

Aggregate Reduction	Required Notice Period
≤ $100,000,000	two (2) Business Days
Greater than $100,000,000	five (5) Business Days
“S&P” means Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

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“Sale and Leaseback Transaction” means any sale or other transfer of any asset by a Person with the intent to lease such asset as lessee.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller Parties” has the meaning set forth in the preamble to this Agreement.
“Servicer” means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.
“Servicer Reserve” means, on any date, an amount equal to 0.75% multiplied by the Net Eligible Receivables Balance as of the close of business of the Servicer on such date.
“Servicing Fee” has the meaning set forth in Section 8.6.
“Settlement Date” means (A) the fifteenth (15th) day of each month (or if such day is not a Business Day, the next succeeding Business Day), and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.
“Settlement Period” means (A) in respect of each Purchaser Interest of ~~JS Trust~~the Conduits, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest.
“Software Spectrum Government Receivable” means any indebtedness or obligations owed by the federal government of the United States (or any governmental subdivision or agency thereof) to the Software Spectrum division of Insight Direct USA, Inc. (formerly Software Spectrum, Inc., a Delaware corporation).
“SPV” means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of the Credit Agreement.
“Subsidiary” means any subsidiary of Insight (after giving effect to the Calence Acquisition); provided, that Persons that would be required in accordance with GAAP to be consolidated with Insight, but which are not otherwise controlled by Insight shall be “Subsidiaries” hereunder solely for the purpose of making calculations under Section 9.1(l) and (m) hereof, but shall not be “Subsidiaries” hereunder for purposes of any representation, warranty or other covenant hereunder.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

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“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Insight or the Subsidiaries shall be a Swap Agreement.
“Termination Date” has the meaning set forth in Section 2.2.
“Termination Percentage” has the meaning set forth in Section 2.2.
“Terminating Financial Institution” has the meaning set forth in Section 12.3(a).
“Terminating Tranche” has the meaning set forth in Section 4.3(b).
“Total Leverage Ratio” means, as of the last day of any Fiscal Quarter of Insight, the ratio of Consolidated Funded Indebtedness at such time to Adjusted Consolidated EBITDA for the four Fiscal Quarter period then most recently ended.
“Tranche Period” means, with respect to any Purchaser Interest held by a Financial Institution, including any Purchaser Interest or undivided interest therein which has been assigned to a Financial Institution pursuant to the Liquidity Agreement:
(a) ~~(a)~~ if Yield for such Purchaser Interest is calculated on ~~the~~ a basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Managing Agent and Seller, commencing on a Business Day selected by Seller or the applicable Managing Agent pursuant to this Agreement. Each one, two, three of six month Tranche Period shall end on the day in the applicable succeeding month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month~~; or~~.
(b) ~~(b)~~ if Yield for such Purchaser Interest is calculated on ~~the~~a basis of the ~~Prime~~Alternate Base Rate, a period commencing on a Business Day selected by ~~Seller and agreed to by the~~the applicable Managing Agent~~,~~; provided no such period shall exceed one month.

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If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, ~~that~~ in the case of Tranche Periods corresponding to the LIBO Rate, that if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Managing Agent.
“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, the Collection Account Agreement, the Intercreditor Agreement, ~~the~~any Fee Letter, the Performance Undertaking, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“Unused Back-up Commitment” means, with respect to any Financial Institution at any time, such Financial Institution’s Back-up Commitment at such time minus such Financial Institution’s Back-up Percentage of its Purchaser Group’s Pro Rata Share of the Aggregate Capital outstanding at such time.
“Vendor Trade Programs” means those certain inventory finance transactions from time to time entered into by Insight or its Affiliates with IBM Credit Corporation or its Affiliates, Hewlett Packard Corporation or its Affiliates or any other Person reasonably acceptable to the Administrative Agent.
“Weekly Report” means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to clause (i) of Section 8.5.
“WM Receivable” means a Receivable which arises under a Contract relating to the provision by an Originator of warranty or maintenance services to an Obligor.
“Yield” means for each ~~respective Tranche Period relating to~~ Purchaser ~~Interests~~Interest of ~~the~~a Financial ~~Institutions~~Institution, an amount equal to the product of the ~~applicable~~ Discount Rate ~~for each Purchaser Interest~~ multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.
“Yield Reserve” means, on any date, an amount equal to 0.75% multiplied by the Net Eligible Receivables Balance as of the close of business of the Servicer on such date.

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All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Insight notifies the Agent that Insight and ~~the~~ Seller request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies Insight and ~~the~~ Seller that the Required Financial Institutions request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

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